                                                                   Exh. 10.2
                                                                [EXECUTION COPY]











================================================================================


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                           Dated as of August 12, 1996

                                     between


                            KAYNAR TECHNOLOGIES INC.,

                                   as Borrower


                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                    as Lender


================================================================================

                                TABLE OF CONTENTS

    Section                                                                 Page
    -------                                                                 ----
                                    ARTICLE I
                                   DEFINITIONS

     1.01.  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . .   2
     1.02.  Computation of Time Periods. . . . . . . . . . . . . . . . . . .  29
     1.03.  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . .  30
     1.04.  References to this Agreement . . . . . . . . . . . . . . . . . .  30
     1.05.  Miscellaneous Terms. . . . . . . . . . . . . . . . . . . . . . .  30
     1.06.  Other Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .  30


                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS

     2.01.  Term Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     2.02.  Revolving Credit Facility. . . . . . . . . . . . . . . . . . . .  32
     2.03.  Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . .  34
     2.04.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     2.05.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     2.06.  Authorized Officers and Agents . . . . . . . . . . . . . . . . .  40


                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

     3.01.  Prepayments; Reductions in Commitments . . . . . . . . . . . . .  40
     3.02.  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     3.03.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     3.04.  Promise to Repay; Evidence of Indebtedness . . . . . . . . . . .  46


                                   ARTICLE IV
                               CONDITIONS TO LOANS

     4.01.  Conditions Precedent to Amendment and Restatement
            Effective Date Loans and Letters of Credit . . . . . . . . . . .  47
     4.02.  Conditions Precedent to All Subsequent Revolving Loans and
            Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . .  50


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     5.01.  Representations and Warranties . . . . . . . . . . . . . . . . .  51

                                   ARTICLE VI
                               REPORTING COVENANTS

     6.01.  Financial Statements . . . . . . . . . . . . . . . . . . . . . .  64
     6.02.  Operations Reports . . . . . . . . . . . . . . . . . . . . . . .  67
     6.03.  Collateral Reporting . . . . . . . . . . . . . . . . . . . . . .  68
     6.04.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . .  69
     6.05.  Lawsuits . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     6.06.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     6.07.  ERISA Notices. . . . . . . . . . . . . . . . . . . . . . . . . .  70
     6.08.  Environmental Notices. . . . . . . . . . . . . . . . . . . . . .  72
     6.09.  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . .  73
     6.10.  Government Contract Notices. . . . . . . . . . . . . . . . . . .  73
     6.11.  Other Information. . . . . . . . . . . . . . . . . . . . . . . .  74


                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

     7.01.  Organizational Existence, Etc. . . . . . . . . . . . . . . . . .  74
     7.02.  Organizational Powers; Conduct of Business . . . . . . . . . . .  74
     7.03.  Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . .  74
     7.04.  Payment of Taxes and Claims; Tax Consolidation . . . . . . . . .  75
     7.05.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     7.06.  Inspection of Property; Books and Records;
            Discussions. . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     7.07.  Insurance and Condemnation Proceeds. . . . . . . . . . . . . . .  76
     7.08.  ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . .  77
     7.09.  Foreign Employee Benefit Plan Compliance . . . . . . . . . . . .  77
     7.10.  Government Contract Compliance . . . . . . . . . . . . . . . . .  77
     7.11.  Maintenance of Property. . . . . . . . . . . . . . . . . . . . .  77
     7.12.  Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . .  77
     7.13.  Future Liens on Real Property. . . . . . . . . . . . . . . . . .  78


                                  ARTICLE VIII
                               NEGATIVE COVENANTS

     8.01.  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     8.02.  Sales of Assets. . . . . . . . . . . . . . . . . . . . . . . . .  79
     8.03.  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     8.04.  Investments. . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     8.05.  Accommodation Obligations. . . . . . . . . . . . . . . . . . . .  82
     8.06.  Restricted Junior Payments . . . . . . . . . . . . . . . . . . .  82
     8.07.  Conduct of Business. . . . . . . . . . . . . . . . . . . . . . .  83
     8.08.  Transactions with Shareholders and Affiliates. . . . . . . . . .  83
     8.09.  Restriction on Fundamental Changes . . . . . . . . . . . . . . .  84
     8.10.  Sales and Leasebacks . . . . . . . . . . . . . . . . . . . . . .  84
     8.11.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
     8.12.  Issuance of Capital Stock. . . . . . . . . . . . . . . . . . . .  85
     8.13.  Organizational Documents . . . . . . . . . . . . . . . . . . . .  85
     8.14.  Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . .  85

     8.15.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . .  86
     8.16.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .  86


                                   ARTICLE IX
                               FINANCIAL COVENANTS

     9.01.  Consolidated Cash Flow . . . . . . . . . . . . . . . . . . . . .  87
     9.02.  Consolidated Interest Coverage Ratio . . . . . . . . . . . . . .  87
     9.03.  Consolidated Total Funded Indebtedness Coverage Ratio. . . . . .  87
     9.04.  Net Working Capital to Senior Indebtedness Ratio . . . . . . . .  88
     9.05.  Capital Expenditures . . . . . . . . . . . . . . . . . . . . . .  88


                                    ARTICLE X
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     10.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . .  89
     10.02.  Rights and Remedies . . . . . . . . . . . . . . . . . . . . . .  92


                                   ARTICLE XI
                                  MISCELLANEOUS

     11.01.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
     11.02.  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
     11.03.  Change in Accounting Principles . . . . . . . . . . . . . . . .  94
     11.04.  Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
     11.05.  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . .  95
     11.06.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
     11.07.  Survival of Warranties and Agreements . . . . . . . . . . . . .  96
     11.08.  Failure or Indulgence Not Waiver; Remedies
             Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . .  97
     11.09.  Marshalling; Payments Set Aside . . . . . . . . . . . . . . . .  97
     11.10.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . .  97
     11.11.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
     11.12.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  97
     11.13.  Limitation of Liability . . . . . . . . . . . . . . . . . . . .  97
     11.14.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . .  98
     11.15.  Certain Consents and Waivers of the Borrower. . . . . . . . . .  98
     11.16.  Counterparts; Effectiveness; Inconsistencies. . . . . . . . . .  99
     11.17.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . 100
     11.18.  No Novation . . . . . . . . . . . . . . . . . . . . . . . . . . 100
     11.19.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . 101

                                    EXHIBITS
                                    --------


Exhibit A      --   Form of Borrowing Base Certificate
Exhibit B-1    --   Form of Charge Over Shares
Exhibit B-2    --   Form of Supplement to Charge Over Shares
Exhibit C      --   Form of Collection Account Agreement
Exhibit D-1    --   Form of Patent Security Agreement
Exhibit D-2    --   Form of Supplemental Patent Security Agreement
Exhibit D-3    --   Form of Supplement to Patent Security Agreements
Exhibit E      --   Form of Pledge Agreement
Exhibit F      --   Form of Notice of Borrowing
Exhibit G-1    --   Form of Security Agreement
Exhibit G-2    --   Form of Amendment and Supplement to Security Agreement
Exhibit H-1    --   Form of Trademark Security Agreement
Exhibit H-2    --   Form of Supplemental Trademark Security Agreement
Exhibit H-3    --   Form of Amendment and Supplement to Trademark Security
                    Agreements
Exhibit I      --   Form of Term Note
Exhibit J      --   Form of Revolving Credit Note
Exhibit K      --   Form of Officer's Certificate to Accompany   Reports


                                    SCHEDULES
                                    ---------


Schedule 1.01.1   --  Collection Accounts and
                      Collection Account Banks
Schedule 1.01.2   --  Permitted Existing Accommodation
                      Obligations
Schedule 1.01.3   --  Permitted Existing Indebtedness
Schedule 1.01.4   --  Permitted Existing Liens
Schedule 5.01-C   --  Consents
Schedule 5.01-D   --  Authorized, Issued and Outstanding Capital
                      Stock; Subsidiaries
Schedule 5.01-O   --  Pending Actions
Schedule 5.01-T   --  Environmental Matters
Schedule 5.01-U   --  ERISA Matters
Schedule 5.01-W   --  Labor Contracts
Schedule 5.01-X   --  Insurance Policies
Schedule 5.01-Y   --  Government Contract Matters

                      AMENDED AND RESTATED CREDIT AGREEMENT


          This Amended and Restated Credit Agreement dated as of August 12, 1996 (as further amended, restated, supplemented or modified from time to time, the "Agreement") is entered into by and between Kaynar Technologies Inc., a Delaware corporation (the "Borrower"), and General Electric Capital Corporation, a New York corporation (the "Lender").


                             PRELIMINARY STATEMENTS

          WHEREAS, the Borrower and the Lender entered into the Credit Agreement dated as of January 3, 1994 (the "Original Credit Agreement");

          WHEREAS, the Original Credit Agreement has been amended by the First Amendment dated as of December 15, 1994 (the "First Amendment"), the Second Amendment dated as of May 30, 1995, and the Third Amendment dated as of August 4, 1995 (the "Third Amendment" and, collectively, the "Original Amendments"; and the Original Credit Agreement, as amended by the Original Amendments, the "Existing Credit Agreement"); and

          WHEREAS, the Borrower and the Lender desire to amend and restate the Existing Credit Agreement in its entirety to give effect to the terms and provisions set forth in this Agreement, it being understood and agreed that (i) with respect to any date or time period occurring and ending prior to the Amendment and Restatement Effective Date (as defined below), the rights and obligations of the parties thereto shall be governed by the provisions of the Existing Credit Agreement (including, without limitation, the Exhibits and Schedules thereto) which for such purposes shall remain in full force and effect, (ii) with respect to any date or time period occurring or ending on or after the Amendment and Restatement Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement (including, without limitation, the Exhibits and Schedules hereto) and (iii) it is the intent of the Borrower and Lender that Lender shall remain a beneficiary under each Loan Document executed on or before the date hereof pursuant to which the Borrower granted a Lien to Lender in any of Borrower's Property and that all of the Obligations shall be secured by the Liens on the Property subject to such Loan Documents, as well as the Liens granted to Lender on all other Collateral on and after the date hereof.

          NOW, THEREFORE, in consideration of the premises, agreements, covenants, representations and warranties herein contained, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Lender agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.01. CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

          "ACCOMMODATION OBLIGATION" means any Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received. The amount of any Accommodation Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported; PROVIDED, that
(i) if the liability of the Person extending such guaranty or support is limited with respect thereto to an amount less than the obligation guaranteed or supported, or is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Accommodation Obligation shall be limited (in the case of a guaranty or other support limited by amount) to such lesser amount or (in the case of a guaranty or other support limited by recourse to a particular asset or assets) to the higher of the Fair Market Value of such asset or assets at the date for determination of the amount of the Accommodation Obligation or the value at which such asset or assets would, in conformity with GAAP, be reflected on or valued for the purposes of preparing a consolidated balance sheet of such Person as at such determination date; and (ii) if any obligation is guaranteed or otherwise supported jointly and severally by a Person and others, then the amount of the liability of such Person with respect to such guaranty or other support to be included in the amount of such Person's Accommodation Obligation shall be the whole principal amount so guaranteed or otherwise supported.

          "ACCOUNTS" means all of the Borrower's and each of its Subsidiaries' respective present and future (i) accounts, (ii) contract rights, chattel paper, instruments, documents, deposit accounts (including, without limitation, the Collection Accounts of the Borrower and the "Collection Accounts" under (and as defined in) the RCL Loan Agreement), and other rights to payment of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not earned by performance, (iii) any of the foregoing which are not evidenced by instruments or chattel paper, (iv) intercompany receivables, and any security documents executed in connection therewith, (v) proceeds of any letters of credit or insurance policies on which the Borrower or any of its Subsidiaries is named as beneficiary, (vi) claims against third parties for advances and other financial accommodations and any other obligations whatsoever owing to the Borrower or any of its Subsidiaries, (vii) rights in and to all security agreements, leases, guarantees, instruments, securities, documents of title and other contracts securing, evidencing, supporting or otherwise relating to any of the foregoing, together with all rights in any goods, merchandise or Inventory which any of the foregoing may represent, and (viii) rights in returned and repossessed goods, merchandise and Inventory which any of the same may represent, including, without limitation, any right of stoppage in transit.

          "ACCOUNT DEBTOR" means any person who is or who may become obligated to the Borrower under, with respect to, or on account of an Account or a General Intangible.

          "AFFILIATE" means any Person (other than Lender) which directly or indirectly owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding capital stock (or other ownership interests) having ordinary voting power to elect a majority of the board of directors or otherwise to direct or cause the direction of the management and policies (irrespective of whether, at the time, stock (or other ownership interest) of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) of the Borrower or any Subsidiary of the Borrower which is controlled by or is under common control with the Borrower or any stockholders (or other owners) of the Borrower, or any Subsidiary. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

          "AFS" means the Aerospace Fastening Systems Group of Microdot.

          "AFS PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of November 3, 1993 by and between the Borrower and Microdot, pursuant to which Microdot agrees to sell, and the Borrower agrees to purchase substantially all of the assets of AFS.

          "AGREEMENT" is defined in the preamble hereto.

          "AMENDMENT AND RESTATEMENT EFFECTIVE DATE" is defined in SECTION
11.16.

          "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Sections 101 ET SEQ.), as amended from time to time, and any successor statute.

          "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Central District of California, Santa Ana Division.

          "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) subject to Title IV of ERISA
(i) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA and (ii) which is not a Foreign Pension Plan or Foreign Employee Benefit Plan.

          "BORROWER" is defined in the preamble hereto.

          "BORROWING" means a borrowing consisting of Loans of the same type made on the same day.

          "BORROWING BASE" at any time means the lesser of (a) the Revolving Credit Commitment at that time and (b) an amount equal to 85% of Eligible Accounts LESS reserves as the Lender may deem necessary or appropriate in its reasonable credit judgment.

          "BORROWING BASE CERTIFICATE" means a certificate of the chief financial officer of the Company in substantially the form of EXHIBIT A attached hereto and made a part hereof and appropriately completed.

          "BUSINESS ACTIVITY REPORT" means (i) a Notice of Business Activities Report from the State of New Jersey Division of Taxation, or (ii) a Minnesota Business Activity Report from the Minnesota Department of Revenue.

          "BUSINESS DAY" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close in Los Angeles, California, Chicago, Illinois or New York, New York.

          "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Parent's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; PROVIDED, HOWEVER, that Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (i) that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Parent and its Subsidiaries and (ii) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by the Parent or any of its Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time.

          "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "CAPITAL STOCK", with respect to any Person, means any shares, capital stock, stock units or units in the capital of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

          "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (ii) domestic and eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation or Prime-1 (or better) by Moody's Investors Services, Inc.; PROVIDED, that the maturities of such Cash Equivalents shall not exceed one year.

          "CASH FLOW" means, for any Person for any period, the amounts for such period (taken as a single accounting period determined in conformity with GAAP) of such Person's (i) net income or loss determined on a first-in-first-out method of inventory accounting basis, PLUS (ii) depreciation and amortization expense, PLUS (iii) interest expense, PLUS (iv) foreign, federal and state income taxes, PLUS (v) state sales taxes arising in connection with the Purchase, to the extent included in the calculation of net income (or loss), PLUS (vi) extraordinary losses, PLUS (vii) Liabilities and Costs incurred in connection with any Remedial Action, to the extent included in the calculation of net income (or loss), PLUS (viii) Transaction Costs, MINUS (ix) extraordinary gains.

          "CHARGE OVER SHARES" means that certain Charge Over Shares dated January 3, 1994, in the form of EXHIBIT B-1 attached hereto and made a part hereof, executed by the Borrower in favor of the Lender, pursuant to which the Borrower pledges and grants a security interest to the Lender in 65% of the issued and outstanding Capital Stock of Kaynar U.K. and related Property, as supplemented by the Supplement to Charge Over Shares of even date herewith, in substantially the form of EXHIBIT B-2 attached hereto and made a part hereof, as the same may be further amended, restated, supplemented or modified from time to time.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "CLAIM" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

          "COLLATERAL" means all Property and interests in Property now owned or hereafter acquired by the Borrower or any of its Subsidiaries upon which a Lien is granted under any of the Loan Documents.

          "COLLECTION ACCOUNT" means (i) each deposit account of the Borrower identified on SCHEDULE 1.01.1 (except for disbursement accounts into which no funds are deposited other than (a) proceeds of Revolving Loans or (b) transfers from other disbursement accounts into which only proceeds of Revolving Loans are deposited) and (ii) each deposit account of the Lender into which collections in respect of Accounts and other proceeds of Collateral are deposited.

          "COLLECTION ACCOUNT AGREEMENT" means, with respect to each Collection Account of the Borrower, an agreement in substantially the form of EXHIBIT C attached hereto and made a part hereof (or such other form as may be agreed to by the Borrower and the Lender), pursuant to which, among other things (i) the Collection Account Bank party thereto agrees to remit to the Lender or its designee in accordance with instructions contained therein, on a daily basis and by wire transfer or through an automated clearing house, all collected funds on deposit in the Collection Account(s) maintained by such Collection Account Bank (which agreement may not be revoked, and shall remain in effect, until sixty
(60) days after such Collection Account Bank mails to the Lender and the Borrower a notice of termination), and (ii) the Borrower (or its applicable Subsidiary) and the Collection Account Bank confirm the Lender's perfected first priority liens in the Collection Accounts subject thereto.

          "COLLECTION ACCOUNT BANK" means each bank, trust company or other financial institution (i) identified on SCHEDULE 1.01.1 at which the Borrower or any of its Subsidiaries maintains one or more Collection Accounts or (ii) at which the Lender maintains one or more Collection Accounts.

          "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

          "COMMITMENTS" means the Term Loan Commitment and the Revolving Credit Commitment.

          "COMPLIANCE CERTIFICATE" is defined in SECTION 6.01(d).

          "CONCENTRATION ACCOUNT" means account no. 50199839 maintained by the Lender at Bankers Trust Company in New York, New York, ABA # 02100103-3.

          "CONSOLIDATED CASH FLOW" means, for any period, the Cash Flow for such period (taken as a single accounting period determined in conformity with GAAP) of the Borrower and its Subsidiaries determined on a consolidated basis.

          "CONSOLIDATED INTEREST CHARGES" means, for any period, the amount for such period (taken as a single accounting period determined in conformity with GAAP) of total interest expense, paid in cash (including the interest component of Capital Leases), of the Borrower and its Subsidiaries on a consolidated basis.

          "CONSOLIDATED INTEREST COVERAGE RATIO" means, for any period, the ratio of (i) Consolidated Cash Flow for such period to (ii) Consolidated Interest Charges for such period.

          "CONSOLIDATED TOTAL FUNDED INDEBTEDNESS" means, as of any date of determination, the amount (determined in conformity with GAAP) of (i) Letter of Credit Obligations and Indebtedness evidenced by the Notes, PLUS (ii) all other outstanding Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis, which matures more than one year from the date such Indebtedness was incurred, created or assumed by any of such Persons, or matures within one year from such date but is renewable or extendible, at the option of the debtor, to a date more than one year from such date, PLUS (iii) all other outstanding Indebtedness of the Borrower and its Subsidiaries which arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date, MINUS (iv) any Indebtedness owing by the Borrower or any of its Subsidiaries to any other of such Persons.

          "CONSOLIDATED TOTAL FUNDED INDEBTEDNESS COVERAGE RATIO" means, as of any date of determination, the ratio of (i) Consolidated Total Funded Indebtedness as such date to (ii) Consolidated Cash Flow for any period ending on such date.

          "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, extremely hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, PCBs, or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in any Environmental Law, as well as any other substance which is required by any Governmental Authority to be investigated, cleaned up, removed, treated or otherwise abated or which is regulated by such Governmental Authority.

          "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

          "CUSTOMARY PERMITTED LIENS" means

          (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (iii) Liens (other than Environmental Liens and Liens in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety and performance bonds; PROVIDED, that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or any of it Subsidiaries' assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all such Liens in connection with worker's compensation, unemployment insurance or other types of social security benefits deposits shall secure obligations in an aggregate principal amount not exceeding $50,000 at any time outstanding; and

          (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

          "DESIGNATED PREPAYMENT" is defined in SECTION 3.01(b)(v).

          "DOD" means the United States Department of Defense, all constituent agencies thereof and any Person succeeding to the functions thereof.

          "DOL" means the United States Department of Labor, all constituent agencies thereof and any Person succeeding to the functions thereof.

          "DOLLARS" and "$" mean the lawful money of the United States.

          "ELIGIBLE ACCOUNTS" means those Accounts created by the Borrower in the ordinary course of business that arise out of the Borrower's sale of goods or rendition of services, that strictly comply with all of the Borrower's representations and warranties to the Lender with respect to Accounts, and that are and at all times shall continue to be acceptable to the Lender in all respects, PROVIDED, HOWEVER, that standards of eligibility may be fixed and revised from time to time by the Lender in its reasonable credit judgment. Without limiting the foregoing, the Lender does not CURRENTLY intend to treat the following as Eligible Accounts:

          (i)  Accounts which the Account Debtor has failed to pay within ninety
     (90) days of invoice date;

          (ii) Accounts with selling terms of more than sixty (60) days;

          (iii) Accounts with respect to which the Account Debtor is an officer, employee, Affiliate or agent of the Borrower;

          (iv) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

          (v) Accounts with respect to which the Account Debtor is not a resident of the United States, and which are not either (i) covered by credit insurance in form and amount, and by an insurer, satisfactory to the Lender, or (ii) supported by one or more letters of credit that are assignable and have been delivered to the Lender in form, substance, amount and of a tenor, and issued by a financial institution, acceptable to the Lender;

          (vi) Accounts with respect to which the Account Debtor is the United States or any department, agency or instrumentality of the United States, any state of the United States, or any city, town, municipality, or division thereof unless such Account has been assigned to the Lender in accordance with (A) the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 203 ET SEQ.) with respect to the United States or any department, agency or instrumentality of the United States or (B) any similar statute in effect in any state of the United States, or any city, town, municipality, or division thereof with respect to such state, city, town, municipality or division;

          (vii) Accounts with respect to which the Account Debtor is a subsidiary of, related to, has common shareholders, officers or directors with, or otherwise controls, is controlled by or is under common control with, the Borrower;

          (viii) Accounts with respect to which the Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower to the extent of the amount by which the Borrower is or may be liable to the Account Debtor for goods sold or services rendered by the Account Debtor;

          (ix) Accounts with respect to an Account Debtor whose total obligations to the Borrower exceed ten percent (10%) of the aggregate amount of all Eligible Accounts (other than an Account Debtor whose unsecured debt is rated as investment grade by Standard & Poor's Corporation and Moody's Investors Service) to the extent of the obligations of such Account Debtor in excess of such percentage;

          (x) Accounts which are subject to any unapplied debits, to the extent of such unapplied debits, and Accounts with respect to which the Account Debtor otherwise disputes liability or makes any claim with respect thereto, or is subject to any insolvency proceeding, or becomes insolvent, or goes out of business;

          (xi) Accounts the collection of which the Lender believes to be doubtful by reason of the Account Debtor's financial condition; and

          (xii) Accounts owed by an Account Debtor that has failed to pay fifty percent (50%) or more of the aggregate amount of its accounts owed to the Borrower within ninety (90) days of the date of the applicable invoices.

          "ENVIRONMENTAL LAW" means any Requirement of Law derived from or relating to federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA, and any state or local equivalent thereof.

          "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "ENVIRONMENTAL PROPERTY TRANSFER ACTS" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Transfer Acts".

          "EQUIPMENT" means all of the Borrower's and each of its Subsidiaries' respective present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal Property (other than the Borrower's and each such Subsidiary's respective Inventory), and
(iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "ERISA AFFILIATE" means (i) any Person which is a member of the same controlled group of Persons (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any Person described in CLAUSE (i) above or any partnership or trade or business described in CLAUSE (ii) above.

          "EVENT OF DEFAULT" means any of the occurrences set forth in
SECTION 10.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in
SECTION 10.01.

          "EXCESS CASH FLOW" means, for any Fiscal Year, an amount equal to
(i) Cash Flow for such Fiscal Year, MINUS (ii) income taxes paid in cash during such Fiscal Year, MINUS (iii) state sales taxes arising in connection with the Purchase which are paid in cash during such Fiscal Year, MINUS (iv) Capital Expenditures paid in cash during such Fiscal Year, MINUS (v) Transaction Costs paid in cash during such Fiscal Year, MINUS (vi) interest on permitted Indebtedness of the Parent and its Subsidiaries paid in cash during such Fiscal Year, including, without limitation, the interest component of all Capital Leases, MINUS (vii) for Fiscal Year 1994, $2,000,000, MINUS (viii) for Fiscal Year 1995 and each Fiscal Year thereafter, scheduled amortization of the principal portion of the Term Loan during such Fiscal Year, MINUS (ix) extraordinary cash losses incurred during such Fiscal Year, MINUS (x) Liabilities and Costs paid in cash during such Fiscal Year and incurred in connection with any Remedial Action, PLUS (xi) extraordinary cash gains for such Fiscal Year, PLUS (xii) any cash gain for such Fiscal Year with respect to any inventory or accounts purchased from MAL in connection with the Purchase, to the extent included in the calculation of net income (or loss), PLUS (or MINUS) (xiii) any decrease (or increase) in Net Working Capital since the last day of the then immediately preceding Fiscal Year, the amount for such Fiscal Year in each case determined in conformity with GAAP for the Parent, the Borrower and their respective Subsidiaries on a consolidated basis.

          "EXCESS PROCEEDS OF ISSUANCE OF STOCK OR INDEBTEDNESS" means net cash proceeds received by the Borrower or any of its Subsidiaries at any time after the Amendment and Restatement Effective Date on account of the issuance of (i) Capital Stock of the Borrower or any of its Subsidiaries (other than Capital Stock of a Subsidiary issued to the Borrower or to a Subsidiary of the Borrower) or (ii) Indebtedness (other than Indebtedness permitted under
SECTION 8.01) of the Borrower or any of its Subsidiaries, in each case net of all transaction costs and underwriters' discounts with respect thereto.

          "EXISTING CREDIT AGREEMENT" is defined in the preliminary statements hereto.

          "EXPORT LICENSE" means any and all licenses, authorizations, approvals or applications therefor relating to exports, reexports, temporary exports, temporary imports and imports, as the case may be, granted by or pending before the United States Department of Commerce, the United States Department of State or any other United States Governmental Authority.

          "FACILITY SECURITY CLEARANCE" means an administrative determination by the applicable United States Government Authority that, from a security viewpoint, a facility is eligible for access to classified information of a certain category and all lower categories.

          "FAIR MARKET VALUE" means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined (a) in good faith by the board of directors of the Borrower or (b) in an appraisal of such asset, PROVIDED, that such appraisal was performed relatively contemporaneously with such sale by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof.

          "FIRST AMENDMENT" is defined in the preliminary statements hereto.

          "FIRST AMENDMENT EFFECTIVE DATE" means the Amendment Effective Date under (and as defined in) the First Amendment.

          "FISCAL YEAR" means the fiscal year of the Borrower, which shall be the 12-month period ending on December 31 of each calendar year.

          "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

          "FOREIGN PENSION PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates).

          "GENERAL INTANGIBLES" means all of the Borrower's and its Subsidiaries' respective present and future (i) general intangibles, (ii) rights, interests, choses in action, causes of action, claims and other intangible Property of every kind and nature (other than Accounts), (iii) corporate and other business records, (iv) loans, royalties, and other obligations receivable, (v) trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials, (vi) customer and supplier contracts, firm sale orders, rights under license and franchise agreements, rights under tax sharing agreements, and other contracts and contract rights, (vii) interests in partnerships and joint ventures, (viii) tax refunds and tax refund claims,
(ix) right, title and interest under leases, subleases, licenses and concessions and other agreements relating to Property, (x) deposit accounts (general or special) with any bank or other financial institution (including, without limitation, the Collection Accounts and the "Collection Accounts" under (and as defined in) the RCL Loan Agreement), (xi) credits with and other claims against third parties (including carriers and shippers), (xii) rights to indemnification and with respect to support and keep-well agreements, (xiii) reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, (xiv) proceeds of insurance of which the Borrower or such Subsidiary is beneficiary, (xv) letters of credit, guarantees, Liens, security interests and other security held by or granted to the Borrower or such Subsidiary, (xvi) uncertificated securities, and (xvii) governmental certificates and certifications, including, without limitation, certificates and certifications relating to Government Contracts and Export Licenses, authorizations and approvals, issued to the Borrower or such Subsidiary.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, provincial, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GOVERNMENT CONTRACT" means any bid, quotation, proposal, contract, agreement, work authorization, lease, commitment or sale or purchase order of the Borrower or any of its Subsidiaries which is entered into with or submitted to any United States Governmental Authority or any agency, agent or instrumentality thereof, including, among other things, all contracts and work authorizations to supply goods and services to the United States Government.

          "INDEBTEDNESS", as applied to any Person, means, at any time, (i) all indebtedness, obligations or other liabilities of such Person (A) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (B) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (C) with respect to letters of credit issued for such Person's account,

(D) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (E) in respect of Capital Leases, (F) which are Accommodation Obligations or (G) under warranties and indemnities; (ii) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (iii) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (iv) all contingent Contractual Obligations with respect to any of the foregoing.

          "INDEX RATE" means the higher of:

          (i) the highest prime or base rate of interest published in New York City by any of Morgan Guaranty Trust Company of New York, Citibank, N.A. and Chemical Bank (whether or not such rate is actually charged by any such bank); and

          (ii) the latest published rate for 90-day directly placed commercial paper (or the mid-point in the range of such rates, if more than one rate is published) as quoted either in the Federal Reserve Rate Report which customarily appears in the Friday issue of THE WALL STREET JOURNAL under "Money Rates" or in such other publication as the Lender may, from time to time hereafter, designate in writing.

          "INITIAL CLOSING DATE" means the date the Initial Term Loan was made.

          "INITIAL TERM LOAN" is defined in SECTION 2.01(a).

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

          "INVENTORY" means all of the Borrower's and each of its Subsidiaries' respective present and future (i) inventory, (ii) goods, merchandise and other personal Property furnished or to be furnished under any contract of service or intended for sale or lease, and all consigned goods and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of the Borrower's or such Subsidiary's business,
(iii) raw materials, work-in-process and finished goods, (iv) materials and supplies of any kind, nature or description used or consumed in the Borrower's or such Subsidiary's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in CLAUSES (i) through (iii) above, (v) goods in which the Borrower or such Subsidiary has a joint or other interest or right of any kind

(including, without limitation, goods in which the Borrower or such Subsidiary has an interest or right as consignee), and (vi) goods which are returned to or repossessed by the Borrower or such Subsidiary; in each case whether in the possession of the Borrower, such Subsidiary, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing.

          "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.
 The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

          "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

          "ISSUING BANK" means any bank or financial institution which issues a Letter of Credit at the request of the Lender for the account of the Borrower pursuant to SECTION 2.03.

          "KAYNAR FEMIPARI" means K.T.I. Femipari KFT, a company organized under the laws of Hungary.

          "KAYNAR INTERNATIONAL" means Kaynar Technologies International Sales Corp., a company organized under the laws of Barbados.

          "KAYNAR U.K." means Kaynar Technologies Ltd., a company organized under the laws of England and Wales.

          "L/C DOCUMENTS" is defined in SECTION 2.03(g)(ii).

          "LENDER" is defined in the preamble hereto.

          "LETTER OF CREDIT" means any letter of credit issued by the Lender or an Issuing Bank pursuant to SECTION 2.03 or, to the extent outstanding on the Amendment and Restatement Effective Date, pursuant to SECTION 2.03 of the Existing Credit Agreement.

          "LETTER OF CREDIT FEE" is defined in SECTION 2.05(a).

          "LETTER OF CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) all outstanding Reimbursement Obligations at such time, PLUS (ii) the aggregate undrawn face amount of all outstanding Letters of Credit at such time.

          "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Lender may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Lender and the Borrower.

          "LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "LIFO RESERVE" means, as of any date of determination, that amount of accounting reserve taken by the Borrower to reduce the carrying value of Inventory from a first-in-first-out method to a last-in-first-out method of Inventory accounting, all in accordance with GAAP, as reflected in the books and records of the Borrower as of that date.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "LOAN ACCOUNT" is defined in SECTION 3.04(b).

          "LOAN DOCUMENTS" means this Agreement (and for the applicable period, the Existing Credit Agreement), the Notes, the Security Agreement, the Patent Security Agreements, the Trademark Security Agreements, the Pledge Agreements and all other instruments, agreements and written Contractual Obligations between the Borrower or any Subsidiary of the Borrower and the Lender delivered to the Lender pursuant to or in connection with the transactions contemplated hereby or by the Existing Credit Agreement.

          "LOANS" means the Term Loan and the Revolving Loans.

          "MAL" means Microdot Aerospace Limited, a company organized under the laws of the United Kingdom, and a wholly-owned Subsidiary of Microdot.

          "MAL PURCHASE AGREEMENT" means, to the extent the assets of MAL have been made available in accordance with the AFS Purchase Agreement, the agreement by and between MAL, the Borrower and Kaynar U.K., pursuant to which the Borrower and Kaynar U.K. agree to purchase substantially all of the assets of MAL, which agreement shall be in form and substance satisfactory to the Lender.

          "MANAGEMENT DISCUSSION AND ANALYSIS" is defined in SECTION 6.02.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the financial condition, operations, assets or prospects of the Parent, the Borrower or any of their respective Subsidiaries, (ii) the ability of the Parent, the Borrower or any of their respective Subsidiaries to perform their respective obligations under the Transaction Documents, or (iii) the ability of the Lender to enforce the Loan Documents.

          "MICRODOT" means Microdot Inc., a Delaware corporation.

          "MICRODOT LOAN AGREEMENT" means that certain Loan and Security Agreement dated as of December 30, 1983 between Lender and Microdot, as amended, as amended and restated by that certain Amended and Restated Loan and Security Agreement dated as of April 1, 1989 between Lender and Microdot, as further amended by Amendment No. 1 thereto dated as of December 8, 1992.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Borrower or any ERISA Affiliate.

          "NET CASH PROCEEDS OF SALE" means (i) proceeds received by the Borrower or any of its Subsidiaries in cash from the sale, assignment or other disposition of (but not the lease or license of) any Property, other than sales permitted under CLAUSES (ii) through (vi) of SECTION 8.02, net of
(A) the costs of sale, assignment or other disposition, (B) any income, franchise, transfer or other tax liability arising from such transaction and
(C) amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted by SECTION 8.03 on the asset disposed of, if such net proceeds arise from any individual sale, assignment or other disposition or from any group of related sales, assignments or other dispositions; and (ii) proceeds of insurance on account of the loss of, damage to or the occurrence of any other insured risk with respect to, any such Property or Properties, and payments of compensation for any such Property or Properties taken by condemnation or eminent domain, as provided in SECTION 7.07.

          "NET WORKING CAPITAL" means, as of any date of determination, the excess, if any, of (i) consolidated current assets, except cash and Cash Equivalents, over (ii) consolidated current liabilities, except current maturities of long-term debt as of such date, in each case for the Parent and its Subsidiaries on a consolidated basis.

          "NET WORKING CAPITAL TO SENIOR INDEBTEDNESS RATIO" means, as of any date of determination, the ratio of (i) Net Working Capital as of such date PLUS any LIFO Reserve as of such date actually deducted from inventory carrying value in the determination of Net Working Capital to (ii) the outstanding principal balance of the Term Loan and the Revolving Loans and the undrawn face amount of all Letters of Credit outstanding as of such date.

          "NOTE" means the Term Note or the Revolving Credit Note and "NOTES" means the Term Note and the Revolving Credit Note.

          "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT F attached hereto and made a part hereof.

          "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender, or any Person entitled to indemnification pursuant to SECTION 11.02 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Notes or any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, issuance or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest (including, without limitation, interest, whether or not allowed under Section 502 of the Bankruptcy Code or otherwise, at the then applicable rate (including the rate in effect from time to time under SECTION 2.04(c)) specified herein that accrues after the commencement of any proceeding under the Bankruptcy Code or other applicable bankruptcy, reorganization, insolvency, dissolution, liquidation or other debtor relief Requirement of Law), charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

          "OFFICER'S CERTIFICATE" means a certificate executed on behalf of a corporation by (i) the chairman or vice-chairman of its board of directors (if an officer of such corporation) or (ii) its president, any of its vice-presidents, its chief financial officer, or its treasurer.

          "OPERATING LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

          "ORGANIZATIONAL DOCUMENTS" means, with respect to any corporation, limited liability company, unlimited liability company or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the certificate of registration and memorandum and articles of association of such unlimited liability company, (iv) the by-laws (or the equivalent governing documents) of the corporation, limited liability company, unlimited liability company or partnership, and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's, unlimited liability company's or partnership's equity or ownership interests.

          "ORIGINAL AMENDMENTS" is defined in the preliminary statements hereto.

          "ORIGINAL CREDIT AGREEMENT" is defined in the preliminary statements hereto.

          "OSHA" means the Occupational Safety and Health Act of 1970, any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

          "PARENT" means Kaynar Holdings Inc., a Delaware corporation.

          "PARENT AGREEMENTS" means (i) the Parent Loan Agreement and the agreements, documents and instruments executed in connection therewith and (ii) the PIK Dividend Note Agreement and the PIK Dividend Notes.

          "PARENT LOAN AGREEMENT" means that certain Term Loan Agreement dated as of January 3, 1994 by and between the Parent and the Lender, as amended and as amended and restated by that certain Amended and Restated Term Loan Agreement of even date herewith by and between the Parent and the Lender, as the same may be further amended, restated, supplemented or modified from time to time.

          "PATENT SECURITY AGREEMENTS" means (i) that certain Patent Security Agreement dated as of January 3, 1994, in the form of EXHIBIT D-1 attached hereto and made a part hereof, executed by the Borrower in favor of the Lender, pursuant to which the Borrower grants a security interest to the Lender in all of the Borrower's domestic patents, patent applications, patent licenses and related Property, (ii) that certain Supplemental Patent Security Agreement dated as of March 10, 1994, in the form of EXHIBIT D-2 attached hereto and made a part hereof, executed by the Borrower in favor of the Lender, pursuant to which the Borrower grants a security interest to the Lender in all of the Borrower's foreign patents, patent applications, patent licenses and related Property and
(iii) the Supplement to Patent Security Agreements of even date herewith in substantially the form of EXHIBIT D-3 attached hereto and made a part hereof, as any of the same may be further amended, restated, supplemented or modified from time to time.

          "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

          "PCBS" means polychlorinated biphenyls.

          "PERMITS" means any license, permit, variance, interim permit, permit application, approval, consent, certification, qualification or other authorization under any Requirement of Law applicable to the Borrower or any of its Subsidiaries or otherwise required by any Governmental Authority in connection with the business or operations of the Borrower or any of its Subsidiaries, including, without limitation, any license, permit, consent, certification, approval, authorization or qualification relating to any Government Contract.

          "PERMITTED EXISTING ACCOMMODATION OBLIGATIONS" means the Accommodation Obligations of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.01.2.

          "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.01.3.

          "PERMITTED EXISTING LIENS" means the Liens on the Property of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.01.4.

          "PERSON" means any natural person, corporation, limited liability company, unlimited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

          "PERSONNEL SECURITY CLEARANCE" means an administrative determination by the applicable United States Governmental

Authority that an individual is eligible, from a security point of view, for access to classified information of the same or lower category as the level of the personnel clearance being granted.

          "PIK DIVIDEND NOTE AGREEMENT" means that certain PIK Dividend Note Agreement dated as of January 3, 1994 by and between the Parent and the Lender, as the initial holder of the preferred stock of the Parent, and the other Persons from time to time party thereto as "Holders" (as defined therein), as the same may be amended, restated, supplemented or modified from time to time.

          "PIK DIVIDEND NOTES" means the outstanding promissory notes issued by the Parent pursuant to the PIK Dividend Note Agreement.

          "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA
(i) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA and (ii) which is not a Foreign Pension Plan or Foreign Employee Benefit Plan.

          "PLEDGE AGREEMENTS" means (i) the Charge Over Shares, and (ii) a pledge agreement of even date herewith, in substantially the form of EXHIBIT E attached hereto and made a part hereof, executed by the Borrower in favor of the Lender, pursuant to which the Borrower pledges and grants a security interest to the Lender in all (or such lesser amount as is set forth therein) of the issued and outstanding Capital Stock of its Subsidiaries and related Property, as the same may be amended, restated, supplemented or modified from time to time.

          "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

          "PROCESS AGENT" is defined in SECTION 11.15.

          "PROPERTY" means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, General Intangible, Account, or other asset owned, leased or operated by the Borrower or its Subsidiaries, as applicable, (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

          "PURCHASE" means, collectively, (i) the purchase by the Borrower from Microdot of substantially all of the assets of AFS pursuant to the AFS Purchase Agreement and (ii) to the extent the assets of MAL have been made available in accordance with the AFS Purchase Agreement, the purchase by the Borrower and Kaynar U.K. of substantially all of the assets of MAL pursuant to the MAL Purchase Agreement.

          "PURCHASE AGREEMENTS" means the AFS Purchase Agreement and, to the extent the assets of MAL have been made available in accordance with the AFS Purchase Agreement, the MAL Purchase Agreement, and "PURCHASE AGREEMENT" means either of them.

          "PURCHASE DOCUMENTS" means the Purchase Agreements and all of the agreements, documents and instruments executed in connection with either of them.

          "RCL" means RCL Pty, an unlimited liability company organized under the laws of the State of Victoria, Australia.

          "RCL LOAN AGREEMENT" means that certain Term Loan Agreement of even date herewith by and between RCL and the Lender, as the same may be amended, restated, supplemented or modified from time to time.

          "RCL LOAN DOCUMENTS" means the RCL Loan Agreement and the agreements, documents and instruments executed in connection therewith.

          "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 ET SEQ., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "REAL PROPERTY" means all of the Borrower's and each of its Subsidiaries' respective present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in CLAUSE (i) or (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in CLAUSE (iii) or (iv) above.

          "RECOIL ACQUISITION" means, collectively, (i) the purchase by the Borrower of substantially all of the assets of Recoil U.S. pursuant to the Recoil U.S. Acquisition Agreement and (ii) the purchase by the Borrower, RCL and, if designated by the Borrower to acquire the shares of Recoil U.K., Kaynar U.K. of substantially all of the assets of Recoil Australia pursuant to the Recoil Australia Acquisition Agreement and related documents.

          "RECOIL ACQUISITION AGREEMENTS" means the Recoil U.S. Acquisition Agreement and the Recoil Australia Acquisition Agreement, and "RECOIL ACQUISITION AGREEMENT" means either of them.

          "RECOIL ACQUISITION DOCUMENTS" means the Recoil Acquisition Agreements and all of the agreements, documents and instruments executed in connection with either of them.

          "RECOIL AUSTRALIA" means Recoil Pty Ltd, a company organized under the laws of the State of Victoria, Australia.

          "RECOIL AUSTRALIA ACQUISITION AGREEMENT" means that certain Australian Asset Sale Agreement dated August 9, 1996 among the Borrower, RCL, Recoil Australia and the other Vendors, pursuant to which the Vendors agree to sell, and the Borrower and RCL agree to purchase, substantially all of the assets of Recoil Australia.

          "RECOIL AUSTRALIA HOLDINGS" means Recoil Australia Holdings, Inc., a Delaware corporation.

          "RECOIL BELGIUM" means Recoil Marketing BVBA, a company organized under the laws of Belgium.

          "RECOIL HOLDINGS" means Recoil Holdings, Inc., a Delaware corporation.

          "RECOIL U.K." means Recoil (Europe) Limited., a company organized under the laws of England and Wales.

          "RECOIL U.S." means Recoil Inc., an Oregon corporation.

          "RECOIL U.S. ACQUISITION AGREEMENT" means that certain US Asset Sale Agreement dated August 9, 1996 among the Borrower, Recoil U.S., Recoil Australia and the other Vendors, pursuant to which Recoil U.S. agrees to sell, and the Borrower agrees to purchase, substantially all of the assets of Recoil U.S.

          "REIMBURSEMENT DATE" is defined in SECTION 2.03(d)(i)(A).

          "REIMBURSEMENT OBLIGATIONS" means the aggregate non-contingent reimbursement or repayment obligations of the Borrower with respect to amounts drawn under Letters of Credit.

          "RELEASE" means release, presence, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property or Third Party Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater, Property or Third Party Property.

          "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA and the regulations promulgated thereunder as in effect from time to time, excluding any event with respect to which the 30-day notice requirement is waived in the applicable regulations.

          "REQUIREMENTS OF LAW" means, as to any Person, the Organizational Documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, ordinance, rule, regulation or common law.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding.

          "REVOLVING CREDIT COMMITMENT" means the obligation of the Lender to make Revolving Loans and to issue, or cause to be issued, Letters of Credit pursuant to the terms and conditions of this Agreement (and, for the applicable period, the Existing Credit Agreement), in an aggregate amount (including all Letter of Credit Obligations and the principal amount of all Revolving Loans) which shall not exceed (i) from the Initial Closing Date through and including December 31, 1994, $6,500,000, (ii) from January 1, 1995 until the Third Amendment Effective Date,

$5,000,000 and (iii) from the Third Amendment Effective Date until the Revolving Credit Termination Date, $9,500,000.

          "REVOLVING CREDIT NOTE" is defined in SECTION 2.02(e)(i).

          "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time, PLUS (ii) the Letter of Credit Obligations at such time.

          "REVOLVING CREDIT TERMINATION DATE" is defined in SECTION
2.02(e)(iii).

          "REVOLVING LOAN" is defined in SECTION 2.02(a).

          "REVOLVING LOAN FUNDING DATE" means, with respect to any Revolving Loan, the date of the funding of such Revolving Loan.

          "SCHEDULED MATURITY DATE" means the fifth (5th) anniversary of the Initial Closing Date.

          "SECOND SUPPLEMENTAL TERM LOAN" is defined in SECTION 2.01(a).

          "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "SECURITY AGREEMENT" means that certain Security Agreement dated as of January 3, 1994, in the form of EXHIBIT G-1 attached hereto and made a part hereof, executed by the Borrower in favor of the Lender, pursuant to which the Borrower grants a security interest to the Lender in substantially all of the Borrower's personal Property, as amended and supplemented by the Amendment and Supplement to Security Agreement of even date herewith in substantially the form of EXHIBIT G-2 attached hereto and made a part hereof, as the same may be further amended, restated, supplemented or modified from time to time.

          "SOLVENT", when used with respect to any Person, means that at the time of determination:

          (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

         (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

        (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

         (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          "SUBSIDIARY" of a Person means any corporation, limited liability company, unlimited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions with respect to such entity are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

          "SUPPLEMENTAL TERM LOAN" is defined in SECTION 2.01(a).

          "TAXES" is defined in SECTION 3.03(a).

          "TERM LOAN" is defined in SECTION 2.01(a).

          "TERM LOAN COMMITMENT" means the obligation of the Lender to make its Term Loan pursuant to the terms and conditions of this Agreement (and, for the applicable period, the Existing Credit Agreement), which shall be in an aggregate principal amount of (a) prior to the First Amendment Effective Date, $15,800,000, (b) on and after the First Amendment Effective Date until the Third Amendment Effective Date, $17,800,000, (c) on and after the Third Amendment Effective Date until the Amendment and Restatement Effective Date, $19,425,000 and (d) on and after the Amendment and Restatement Effective Date, $22,425,000 as permanently reduced from time to time by payments or prepayments on the Term Loan made pursuant to SECTION 2.01(d) or SECTION 3.01.

          "TERM NOTE" is defined in SECTION 2.01(d).

          "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations of a facility which results in the termination of employment of 20% of Benefit
Plan participants who are employees of the Borrower or any ERISA Affiliate;
(iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) a foreign Governmental Authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or
(vii) the partial or complete withdrawal of the Borrower or any ERISA
Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

          "THIRD AMENDMENT" is defined in the preliminary statements hereto.

          "THIRD AMENDMENT EFFECTIVE DATE" has the meaning specified in the Third Amendment.

          "THIRD PARTY PROPERTY" means any real or personal property, plant, building, facility, structure, underground storage tank or unit or equipment owned, leased or operated by any Person other than the Borrower or its Subsidiaries (including, without limitation, any surface water thereon or adjacent thereto and soil and ground water thereunder).

          "THIRD SUPPLEMENTAL TERM LOAN" is defined in SECTION 2.01(a).

          "TRADEMARK SECURITY AGREEMENTS" means (i) that certain Trademark Security Agreement dated as of January 3, 1994, in the form of EXHIBIT H-1 attached hereto and made a part hereof, executed by the Borrower in favor of the Lender, pursuant to which the Borrower grants a security interest to the Lender in all of the Borrower's domestic trademarks, service marks, tradenames, trademark applications, trademark licenses and related goodwill and other Property, (ii) that certain Supplemental Trademark Security Agreement dated as of March 10, 1994, in the form of EXHIBIT H-2 attached hereto and made a part hereof, executed by the Borrower in favor of the Lender, pursuant to which the Borrower grants a security interest to the Lender in all of the Borrower's foreign trademarks, service marks, tradenames, trademark applications, trademark licenses and related goodwill and other Property and (iii) the Amendment and Supplement to Trademark Security Agreements of even date herewith in substantially the form of EXHIBIT H-3 attached hereto and made a part hereof, as any of the same may be further amended, restated, supplemented or modified from time to time.

          "TRANSACTION COSTS" means the fees, costs and expenses payable by the Parent, the Borrower and their respective Subsidiaries in connection with the execution, delivery and performance of the Transaction Documents.

          "TRANSACTION DOCUMENTS" means (i) the Loan Documents, (ii) the Parent Agreements, (iii) the Purchase Documents, (iv) the RCL Loan Documents and (v) the Recoil Acquisition Documents.

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as enacted in the State of California, as it may be amended from time to time.

          "VENDORS" means Recoil Australia, Advent Limited, Australian Pacific Technology Limited, Western Pacific Investment Company Limited, Mr. Bruce Price,
B. Price Holdings Pty Ltd and Lenarde Pty Ltd.


          1.02. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, PROVIDED, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

          1.03. ACCOUNTING TERMS. Subject to SECTION 11.03, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

          1.04. REFERENCES TO THIS AGREEMENT. The words "hereof", "herein", "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, clause, schedule and exhibit references herein are references to articles, sections, subsections, clauses, schedules and exhibits to this Agreement unless otherwise specified.

          1.05. MISCELLANEOUS TERMS. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified. The term "including" is by way of example and not limitation. A reference to a statute, ordinance, code or other Requirement of Law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them. A reference to a Person includes a reference to the Person's executors, administrators, successors, substitutes (including Persons taking by novation) and assigns.


          1.06. OTHER TERMS. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.


                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS

          2.01. TERM LOAN. (a) AMOUNT OF TERM LOAN. The Lender (i) has made a term loan, in Dollars, to the Borrower on the Initial Closing Date in an aggregate amount equal to $15,800,000 (the "Initial Term Loan"), (ii) has made a term loan, in Dollars, to the Borrower on the First Amendment Effective Date, in an aggregate amount equal to $2,000,000 (the "Supplemental Term Loan"), (iii) has made a term loan, in Dollars, to the Borrower on the Third Amendment Effective Date, in an aggregate amount equal to $2,000,000 (the "Second Supplemental Term Loan") and (iv) subject to the terms and conditions set forth in this Agreement, hereby agrees to make a term loan, in Dollars, to the Borrower on the Amendment and Restatement Effective Date, in an aggregate amount equal to $4,000,000 (the "Third Supplemental Term Loan" and together with the Initial Term Loan, the Supplemental Term Loan and the Second Supplemental Term Loan, the "Term Loan"). After giving effect to the advance of the Third Supplemental Term Loan, the outstanding principal balance of the Term Loan will be $22,425,000.

          (b) NOTICE OF BORROWING. When the Borrower desires to borrow the Third Supplemental Term Loan under this SECTION 2.01, it shall deliver to the Lender a Notice of Borrowing, signed by it, on the Amendment and Restatement Effective Date. Such Notice of Borrowing shall specify (i) the amount of the proposed Borrowing, and (ii) instructions for the disbursement of the proceeds of the proposed Borrowing. In lieu of delivering such a Notice of Borrowing, the Borrower may give the Lender telephonic notice of the Borrowing of the Third Supplemental Term Loan on the Amendment and Restatement Effective Date, if it confirms such notice by delivery of the Notice of Borrowing to the Lender promptly, but in no event later than 5:00 p.m. (Chicago time) on the same day. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this SECTION 2.01(b) shall be irrevocable.

          (c) MAKING OF THIRD SUPPLEMENTAL TERM LOAN. Promptly after receipt of a Notice of Borrowing under SECTION 2.01(b) (or telephonic notice in lieu thereof), the Lender shall deposit an amount equal to the amount requested by the Borrower to be made in respect of the Third Supplemental Term Loan under this SECTION 2.01(c), in immediately available funds, not later than 1:00 p.m. (Chicago time) on the Amendment and Restatement Effective Date. Subject to the fulfillment of the conditions precedent set forth in SECTION 4.01, the Lender shall make the proceeds of such amounts available to the Borrower by disbursing such proceeds on the Amendment and Restatement Effective Date to an account specified in a written notice from the Lender to the Borrower or in accordance with the Borrower's disbursement instructions set forth in such Notice of Borrowing.

          (d) TERM NOTE; REPAYMENT OF THE TERM LOAN. (i) On the Initial Closing Date, the Borrower executed and delivered to the Lender a promissory note evidencing the Initial Term Loan. On the First Amendment Effective Date, Borrower executed and delivered to the Lender a substitute promissory note evidencing the Initial Term Loan and the Supplemental Term Loan. On the Third Amendment Effective Date, Borrower executed and delivered to the Lender a second substitute promissory note evidencing the Initial Term Loan, the Supplemental Term Loan and the Second Supplemental Term Loan. On the Amendment and Restatement Effective Date, the Borrower shall execute and deliver to the Lender a third substitute promissory note, in substantially the form of EXHIBIT I attached hereto and made a part hereof, evidencing the Term Loan (the "Term Note"). After the Amendment and Restatement Effective Date, the Borrower shall make the following quarterly installments in respect of the outstanding principal balance of the Term Loan, payable on the dates and in the amounts set forth opposite such dates below:

          PAYMENT DATE                  PRINCIPAL INSTALLMENT
          ------------                  ---------------------

          October 1, 1996                    $ 200,000
          January 1, 1997                    $ 200,000
          April 1, 1997                      $ 300,000
          July 1, 1997                       $ 300,000
          October 1, 1997                    $ 300,000
          January 1, 1998                    $ 325,000
          April 1, 1998                      $ 625,000
          July 1, 1998                       $ 625,000
          October 1, 1998                    $ 625,000

The outstanding principal balance of the Term Loan shall be payable in full on the earlier of (x) the Scheduled Maturity Date (or, if not a Business Day, the immediately preceding Business Day), and (y) the date of acceleration of the Obligations or termination of the Commitments pursuant hereto.

          (ii) In addition to the scheduled payments on the Term Loan, the Borrower may make the voluntary prepayments described in SECTION 3.01(a)(i) and shall make the mandatory prepayments prescribed in SECTION 3.01(B), for credit against such scheduled payments on the Term Loan pursuant to SECTION 3.01(a)(i) or SECTION 3.01(b), as applicable.

          (e) USE OF PROCEEDS OF THIRD SUPPLEMENTAL TERM LOAN. The proceeds of the Third Supplemental Term Loan shall be used (i) to pay the "Purchase Price" under (and as defined in) the Recoil U.S. Acquisition Agreement, (ii) to pay (and enable Kaynar U.K. to pay) that portion of the "Purchase Price" under (and as defined in) the Recoil Australia Acquisition Agreement attributable to the Capital Stock of Recoil Belgium and Recoil U.K., (iii) to make capital contributions to Recoil Holdings and Recoil Australia Holdings, the proceeds of which will be contributed to the capital of RCL (and the Borrower shall cause RCL to use the proceeds of such capital contributions for the purposes set forth in Section 2.01(e) of the RCL Loan Agreement) and
(iv) for working capital in the ordinary course of the Borrower's business and for other lawful general corporate purposes.

          2.02. REVOLVING CREDIT FACILITY. (a) AVAILABILITY. The Lender has made from the Initial Closing Date until the Amendment and Restatement Effective Date and, subject to the terms and conditions set forth in this Agreement, hereby agrees to make from the Amendment and Restatement Effective Date until the Business Day immediately preceding the Revolving Credit Termination Date, revolving loans, in Dollars (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower from time to time during such period, PROVIDED, that the aggregate principal amount of Revolving Loans outstanding at any time shall not exceed the Borrowing Base at such time, MINUS the Letter of Credit Obligations at such time. Subject to the provisions of this Agreement (including, without limitation, SECTION 4.02), the Borrower may repay any outstanding Revolving Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this SECTION 2.02(a) at the time of such Borrowing, until the Business Day immediately preceding the Revolving Credit Termination Date.

          (b) NOTICE OF BORROWING. When the Borrower desires to borrow under this SECTION 2.02, it shall deliver to the Lender a Notice of Borrowing, signed by it, (x) on the Amendment and Restatement Effective Date, in the case of a Borrowing of Revolving Loans on the Amendment and Restatement Effective Date and (y) no later than 1:00 p.m. (Chicago time) on the Business Day immediately preceding the proposed Revolving Loan Funding Date. Such Notice of Borrowing shall specify (i) the proposed Revolving Loan Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) the Revolving Credit Obligations outstanding as of the date of the proposed Revolving Loan Funding Date (after giving effect to such proposed

Borrowing), and (iv) instructions for the disbursement of the proceeds of the proposed Borrowing. In lieu of delivering such a Notice of Borrowing, the Borrower may give the Lender telephonic notice of any proposed Borrowing by the time required under this SECTION 2.02(b), if it confirms such notice by delivery of the Notice of Borrowing to the Lender promptly, but in no event later than 5:00 p.m. (Chicago time) on the same day. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this SECTION 2.02(b) shall be irrevocable.

          (c) MAKING OF REVOLVING LOANS. Promptly after receipt of a Notice of Borrowing under SECTION 2.02(b) (or telephonic notice in lieu thereof), the Lender shall deposit an amount equal to the amount requested by the Borrower to be made as Revolving Loans, in immediately available funds, not later than 1:00 p.m. (Chicago time) on any Revolving Loan Funding Date applicable thereto. Subject to the fulfillment of the conditions precedent set forth in SECTION 4.01 or 4.02, as applicable, the Lender shall make the proceeds of such amounts available to the Borrower by disbursing such proceeds on such Revolving Loan Funding Date to an account specified in a written notice from the Lender to the Borrower or in accordance with the Borrower's disbursement instructions set forth in the applicable Notice of Borrowing.

          (d) USE OF PROCEEDS OF REVOLVING LOANS. The proceeds of Revolving Loans shall be used for working capital in the ordinary course of the business of the Borrower and for other lawful general corporate purposes.

          (e)  REVOLVING CREDIT NOTE; REPAYMENT OF THE REVOLVING LOANS;
REVOLVING CREDIT TERMINATION DATE.  (i)   On the Initial Closing Date,
Borrower executed and delivered to the Lender a promissory note evidencing the Revolving Loans and the then existing Revolving Credit Commitment. On the Third Amendment Effective Date, the Borrower executed and delivered to the Lender a substitute promissory note in the form of EXHIBIT J evidencing the Revolving Loans and the Revolving Credit Commitment (the "Revolving Credit Note").

          (ii)  The Borrower may make the voluntary prepayments described in
SECTION 3.01(a) and shall make the mandatory prepayments prescribed in
SECTION 3.01(b), for credit against such scheduled payments on the Revolving Loans pursuant to SECTION 3.01(A) or SECTION 3.01(b), as applicable.

          (iii) The Revolving Credit Commitment shall terminate, and all outstanding Revolving Credit Obligations (together with any accrued and unpaid interest thereon) shall be paid in full (or, in the case of unmatured Letter of Credit Obligations, provision for payment in cash shall be made to the satisfaction of the Lender) on the day (the "Revolving Credit Termination Date") which is the earlier of (A) the Scheduled Maturity Date (or, if not a Business Day, the immediately preceding Business Day) and (B) the date of acceleration of the Obligations or termination of the Revolving Credit Commitment pursuant hereto. The Lender's obligation to make Revolving Loans shall terminate on the Business Day immediately preceding the Revolving Credit Termination Date.

          2.03. LETTERS OF CREDIT. Subject to the terms and conditions set forth in this Agreement, the Lender hereby agrees to issue, or cause the issuance of, for the account of the Borrower, one or more Letters of Credit, subject to the following provisions:

          (a) TYPES AND AMOUNTS. The Lender shall not have any obligation to issue, or cause the issuance of, any Letter of Credit at any time:

          (i) if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the issuance of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon the Lender;

          (ii) if (A) immediately after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations at such time shall exceed $1,000,000, or the Revolving Credit Obligations at such time shall exceed the Borrowing Base at such time, or (B) one or more of the conditions precedent contained in SECTION 4.01 or 4.02, as applicable, shall not on such date be satisfied;

          (iii) which has an expiration date later than the earlier of (A) the date one (1) year after the date of issuance (without regard to any automatic renewal provisions thereof) and (B) the Business Day immediately preceding the Revolving Credit Termination Date; and

          (iv)  which is in a currency other than Dollars.

          (b) CONDITIONS. In addition to being subject to the satisfaction of the conditions precedent contained in SECTIONS 4.01 and 4.02, as applicable, the obligation of the Lender to issue, amend or extend (or cause an Issuing Bank to issue, amend or extend) any Letter of Credit is subject to the satisfaction in full of the following conditions:

          (i) if the Lender so requests, the Borrower shall execute and deliver to the Lender a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof, in the form customarily required by Lender, PROVIDED, that it is hereby agreed and understood that, to the extent the terms of any such Letter of Credit Reimbursement Agreement is inconsistent with the terms of this Agreement, the terms of this Agreement shall control; and

          (ii) the terms of the proposed Letter of Credit shall be satisfactory to the Issuing Bank in its sole discretion.

          (c) ISSUANCE OF LETTERS OF CREDIT. The Borrower shall request the issuance of Letters of Credit by giving the Lender written notice thereof not later than 1:00 p.m. (Chicago time) on the third (3rd) Business Day preceding the requested date for issuance thereof under this Agreement, or such shorter notice as may be acceptable to the Lender. Such notice shall be irrevocable unless and until such request is denied by the Lender and shall specify (i) the type of Letter of Credit being requested, (ii) the stated amount of the Letter of Credit requested, (iii) the effective date (which shall be a Business Day) of issuance of such Letter of Credit, (iv) the date on which such Letter of Credit is to expire (which shall be a Business Day and no later than the Business Day immediately preceding the Revolving Credit Termination Date), (v) the Person for whose benefit such Letter of Credit is to be issued, (vi) other relevant terms of such Letter of Credit, and (vii) the Revolving Credit Obligations and the Letter of Credit Obligations outstanding as of the date of (and after giving effect to) the proposed issuance of such Letter of Credit.

          (d) REIMBURSEMENT OBLIGATIONS; DUTIES OF ISSUING BANKS. (i) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

          (A) the Borrower shall reimburse the Lender for amounts paid by the Lender pursuant to any sight draft, receipt or cable or written demand for payment presented to the Lender in connection with a Letter of Credit, in Dollars, no later than the date (the "Reimbursement Date") which is the earlier of (I) the time specified in the applicable Letter of Credit Reimbursement Agreement and (II) demand therefor by the Lender; and

          (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate specified in SECTION 2.04(a) from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate specified in
     SECTION 2.04(c).

         (ii) No action taken or omitted in good faith by the Lender or any Issuing Bank under or in connection with any Letter of Credit shall put the Lender or such Issuing Bank under any resulting liability the Borrower.

          (e) PAYMENT OF REIMBURSEMENT OBLIGATIONS. The Borrower unconditionally agrees to pay to the Lender (including without limitation by operation of SECTION 3.02(b)(iii)), in Dollars, the amount of all Reimbursement Obligations, interest and other amounts payable to the Lender under or in connection with the Letters of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person.

          (f) ISSUING BANK CHARGES. The Borrower shall pay to the Lender the standard charges (of which the Borrower shall be advised in writing) assessed by the Lender, or the charges paid by the Lender to an Issuing Bank, in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit.

          (g) INDEMNIFICATION; EXONERATION. (i) In addition to all other amounts payable to the Lender, the Borrower hereby agrees to defend, indemnify, and save the Lender and each Issuing Bank harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Lender or such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of the Lender or such Issuing Bank, as determined by a court of competent jurisdiction, (B) the failure of the Lender or such Issuing Bank issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or Governmental Authority or (C) the transfer, sale, delivery, surrender or endorsement of any bill of lading, warehouse receipt or other document at any time(s) held by the Lender or any Issuing Bank, or any of their respective correspondents or agents used by the Lender or such Issuing Bank in connection with the issuance of Letters of Credit.

         (ii) As between the Borrower on the one hand and the Lender and the Issuing Banks on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Issuing Banks and the Lender shall not be responsible for: (A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of the documents submitted by any party in connection with the application for, issuance of, or the drawing under the Letters of Credit (collectively, the "L/C Documents"), even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the existence, character, quality, quantity, condition, packing or value of the property purporting to be represented by any L/C Document; (C) the time, place, manner or order in which shipment is made; (D) partial or incomplete shipment or failure or omission to ship any or all of the property referred to in the applicable Letters of Credit or any L/C Documents pertaining thereto; (E) the character, adequacy, validity or genuineness of any insurance or solvency or responsibility of any insurer or any other risk connected with insurance; (F) any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the property referred to in the applicable Letter of Credit or the L/C Documents pertaining thereto, or the shipping of such property; (G) the insolvency, responsibility or relationship to the property of any party issuing any L/C Document in connection with the property referred to in any Letter of Credit; (H) delay in arrival or failure to arrive of the property referred to in the applicable Letter of Credit or the L/C Documents pertaining thereto; (I) delay in giving or failure to give notice of arrival or any other notice; (J) any breach of contract between the shipper(s) or vendor(s) and the consignee(s) or buyer(s) of the property represented by any L/C Document; (K) failure of any instrument to bear any reference or adequate reference to the applicable Letter of Credit or failure of any L/C Document to accompany any instrument at negotiation, or failure of any Person to note the amount of any instrument on the reverse of any Letter of Credit or to send forward L/C Documents apart from instruments as required by the terms of the applicable Letter of Credit or to send forward L/C Documents apart from instruments as required by the terms of the Letter of Credit, each of which provisions, if contained in such Letter of Credit, it is agreed may be waived by the Lender or the applicable Issuing Bank; (L) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (M) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (N) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (O) errors in interpretation of technical terms; (P) any loss or delay in the transmission or otherwise of any L/C Document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (Q) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (R) any consequences arising from causes beyond the control of the Lender or any Issuing Bank.

          2.04. INTEREST. (a) RATE OF INTEREST. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in SECTION 2.04(c), at a rate per annum equal to the sum of (i) the

Index Rate, as in effect from time to time as interest accrues, PLUS (ii) one and one-half percent (1.50%).

          (b) INTEREST PAYMENTS. (i) Interest accrued on each Loan shall be payable in arrears (A) with respect to interest accrued and unpaid as of the end of any calendar month, on the first day of the immediately succeeding calendar month, commencing on the first such day following the making of such Loan, (B) upon the payment or prepayment of such Loan in full, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Loan.

          (ii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears (A) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

          (c) DEFAULT INTEREST. Notwithstanding the rates of interest specified in SECTION 2.04(a) or elsewhere in this Agreement, effective immediately upon (i) the occurrence of an Event of Default described in
SECTION 10.01(a) or (ii) the occurrence of any other Event of Default and notice from the Lender of the effectiveness of this SECTION 2.04(c), and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans, and the principal balance of all other Obligations, shall bear interest at a rate which is three and one-half percent (3.50%) per annum in excess of the Index Rate.

          (d) COMPUTATION OF INTEREST. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; PROVIDED, HOWEVER, that if a Loan is repaid in accordance with the terms hereof on the same day prior to 1:00 p.m. (Chicago time) on which it is made, no interest shall be paid on such Loan.

          2.05. FEES. (a) LETTER OF CREDIT FEE. In addition to any charges paid pursuant to SECTION 2.03(f), the Borrower shall pay to the Lender, for its own account, a fee (the "Letter of Credit Fee") accruing at a rate equal to one percent (1.00%) per annum on the undrawn face amount of each outstanding Letter of Credit, payable monthly, in arrears, on the first day of each calendar month thereafter; PROVIDED, HOWEVER, that upon (i) the occurrence of an Event of Default described in SECTION 10.01(a) or (ii) the occurrence of any other Event of Default and notice from the Lender of the effectiveness of SECTION 2.04(c), and for so long thereafter as such Event of Default shall be continuing, the rate at which the Letter of Credit Fee shall accrue and be payable shall be equal to three percent (3.00%) per annum.

          (b) AMENDMENT AND RESTATEMENT FEE. In addition to the Letter of Credit Fee, the Borrower shall pay to the Lender on the Amendment and Restatement Effective Date, a fee of $200,000.

          (c) CALCULATION AND PAYMENT OF FEES. The Letter of Credit Fee shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All fees payable under this SECTION 2.05 shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations. All such fees shall be payable to the Lender by wire transfer to an account specified in a written notice from the Lender to the Borrower in immediately available funds. All fees shall be fully earned and nonrefundable when paid. All fees specified or referred to in this Agreement due to the Lender, including, without limitation, those referred to in this SECTION 2.05, shall constitute Obligations and shall be secured by all of the Collateral.

          2.06. AUTHORIZED OFFICERS AND AGENTS. On the Amendment and Restatement Effective Date and from time to time thereafter when necessary, the Borrower shall deliver to the Lender an Officer's Certificate setting forth the names of the officers, employees and agents authorized to request Loans and Letters of Credit and containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Lender shall be entitled to rely conclusively on such officer's or employee's authority to request such Loan or Letter of Credit until the Lender receives written notice to the contrary.
 The Lender shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or any other document, and, with respect to an oral request for such a Loan or Letter of Credit the Lender shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. The Lender shall incur no liability to the Borrower or any other Person in acting upon any telephonic notice referred to above which the Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower.

                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

          3.01.  PREPAYMENTS; REDUCTIONS IN COMMITMENTS.

           (a) VOLUNTARY PREPAYMENTS/REDUCTIONS. (i) The Borrower may, upon at least one (1) Business Day's prior written notice to the Lender, at any time and from time to time, prepay any Loan, in whole or in part. Unless the aggregate outstanding principal balance of the Term Loan is to be prepaid in full, voluntary prepayments of the Term Loan shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount. Each voluntary prepayment shall be applied to the unpaid installments of the Term Loan in the forward order of maturity and shall permanently reduce the Term Loan Commitment of the Lender.
 Any notice of prepayment given to the Lender under this SECTION 3.01(a)(i) shall specify the date (which shall be a Business Day) of prepayment and the aggregate principal amount of the prepayment. When notice of prepayment is delivered as provided herein, the principal amount of the Loans specified in the notice shall become due and payable on the prepayment date specified in such notice.

          (ii) The Borrower, upon at least one (1) Business Day's prior written notice to the Lender, shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part the Revolving Credit Commitment, provided that the Borrower shall have made whatever payment in respect of the Revolving Loans which may be required to reduce the principal amount of all Revolving Credit Obligations then outstanding to an amount less than or equal to the Revolving Credit Commitment as reduced or terminated. Any partial reduction of the Revolving Credit Commitment shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount, and shall reduce the Revolving Credit Commitment of the Lender by such amount. Any notice of termination or reduction given to the Lender under this SECTION 3.01(a)(ii) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Loans specified in the notice shall become due and payable on the date specified in such notice.

          (iii) The repayments and prepayments in respect of reductions and terminations described in this SECTION 3.01(a) may be made without premium or penalty.

          (b)  MANDATORY PREPAYMENTS/REDUCTIONS.

          (i) Within two (2) Business Days after the Borrower's or any of its Subsidiaries' receipt of any Net Cash Proceeds of Sale, the Borrower shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds of Sale; PROVIDED, HOWEVER, that, with respect to any such proceeds received by or on behalf of RCL, Recoil Holdings or Recoil Australia Holdings, such proceeds shall be payable to the Lender hereunder only after payment in full of the "Obligations" under (and as defined in) the RCL Loan Agreement.

          (ii) Within ninety (90) days after the end of each Fiscal Year, the Borrower shall calculate Excess Cash Flow for such Fiscal Year and shall make a mandatory prepayment in an amount equal to seventy-five percent (75%) of such Excess Cash Flow. The Borrower shall make an additional mandatory prepayment on the date on which annual reports are required to be delivered by SECTION 6.01(c) to the extent 75% of Excess Cash Flow determined in accordance with the annual reports exceeds 75% of the Borrower's preliminary calculation of Excess Cash Flow.

          (iii) Within two (2) Business Days after the Borrower's or any of its Subsidiaries' receipt of any Excess Proceeds of Issuance of Stock or Indebtedness, the Borrower shall make or cause to be made a mandatory prepayment in an amount equal to one hundred percent (100%) of such Excess Proceeds of Issuance of Stock or Indebtedness; PROVIDED, HOWEVER, that, with respect to any such proceeds received by or on behalf of RCL, Recoil Holdings or Recoil Australia Holdings, such proceeds shall be payable to the Lender hereunder only after payment in full of the "Obligations" under (and as defined in) the RCL Loan Agreement.

          (iv) Nothing in this SECTION 3.01(b) shall be construed to constitute the Lender's consent to any transaction referred to in CLAUSES (i) or (iii) above which is not expressly permitted by ARTICLE VIII.

          (v)  Each mandatory prepayment required by CLAUSES (i), (ii) and
(iii) of this SECTION 3.01(b) shall be referred to herein as a "Designated Prepayment". The Borrower shall give the Lender not less than one (1) Business Day's prior written notice or telephonic notice promptly confirmed in writing, of the date on which each such Designated Prepayment will be made (which date of prepayment shall be no later than the date on which such Designated Payment becomes due and payable pursuant to this SECTION 3.01(b)).

          (vi) Designated Prepayments shall be allocated and applied to the Obligations as follows: (A) FIRST, to the unpaid installments of the Term Loan in the inverse order of maturity (and the Term Loan Commitment shall be permanently reduced by the amount of such Designated Prepayment so applied);
(B) SECOND, to the outstanding Revolving Loans (and the Revolving Loan Commitment shall be permanently reduced by the amount of such Designated Prepayment so applied); and (C) THIRD, to the Letter of Credit Obligations then due and payable (or, to the extent such Letter of Credit Obligations are contingent, deposited in an account maintained by the Lender to provide cash collateral in respect of such Letter of Credit Obligations).

          (vii) The Borrower shall, without notice or demand of any kind, immediately make such prepayments of the Revolving Loans to the extent necessary to reduce the aggregate outstanding

Revolving Credit Obligations to an amount less than or equal to the Borrowing Base at such time.

          (viii) All collections of Accounts included in the Collateral and other proceeds of Collateral shall be deposited in a Collection Account which is subject to a Collection Account Agreement. Each Collection Account Bank shall remit to the Concentration Account (or such other account as may be designated from time to time by the Lender) in accordance with instructions contained in the applicable Collection Account Agreement, on a daily basis and by wire transfer or through an automated clearing house, all collected funds on deposit in the Collection Account(s) maintained by such Collection Account Bank. Any of the foregoing collections received by the Borrower or any of its Subsidiaries and not so deposited, shall be deemed to have been received by such Person in trust for the Lender, and upon such Person's receipt thereof, such Person shall immediately transfer all such amounts into the Concentration Account in their original form (with any necessary endorsement). The Borrower acknowledges and agrees that each of the Collection Accounts shall be maintained for the purpose of creating a collection point for amounts representing proceeds of Accounts and other personal Property which are part of the Collateral. The Concentration Account and each of the Collection Accounts shall at all times be under the exclusive dominion and control of the Lender, and the Borrower shall have no right to withdraw or direct the payment of any funds on deposit in the Concentration Account or any Collection Account (except to the Lender or its designee as provided herein). All collections of Accounts and all proceeds of Collateral will be the sole property of the Lender and will be deemed received for application on the Obligations as follows: (A) FIRST, to the payment of outstanding fees, expenses and indemnities, (B) SECOND, to the outstanding Revolving Loans (and any amounts so applied may be reborrowed subject to the provisions of this Agreement, including, without limitation, SECTIONS 2.02 AND 4.02), (C) THIRD, to the outstanding Letter of Credit Obligations then due and payable, (D) FOURTH, to the payment of all other outstanding Obligations (other than unpaid installments of the Term Loan or Letter of Credit Obligations) then due and payable, (E) FIFTH, to the unpaid installments of the Term Loan in the inverse order of maturity (and the Term Loan Commitment shall be permanently reduced by the amount of such prepayment so applied), and (F) SIXTH, to the extent such Letter of Credit Obligations are contingent, such collections and proceeds shall be deposited in an account maintained by the Lender to provide cash collateral in respect of such Letter of Credit Obligations). The Lender shall apply the proceeds of any item deposited in the Concentration Account to payment of the Obligations on the day on which the bank at which the Concentration Account is maintained receives final settlement for the item.

          3.02. PAYMENTS. (a) MANNER AND TIME OF PAYMENT. All payments and prepayments of principal of and interest on the

Loans, Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Lender shall be made without condition or reservation of right, in immediately available funds, delivered to the Lender not later than 1:00 p.m. (Chicago time) on the date and at the place due, to such account of the Lender as it may designate; and funds received by the Lender, including, without limitation, funds in respect of any Revolving Loans to be made on that date, not later than 1:00 p.m. (Chicago time) on any given Business Day shall be credited against payment to be made that day and funds received by the Lender after that time shall be deemed to have been paid on the immediately following Business Day. All payments and prepayments of Obligations shall be made in Dollars, and the Borrower waives any right which it has under any Requirement of Law to repay the Obligations in a currency other than Dollars.

          (b) APPLICATION OF PAYMENTS. (i) Subject to the provisions of SECTIONS 3.01 AND 3.02(b)(ii), all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be applied FIRST, to pay all Obligations then due and payable and SECOND, as the Borrower so designates. Unless otherwise designated by the Borrower, all principal payments in respect of Loans shall be applied FIRST, to the outstanding Revolving Loans, and SECOND, to the outstanding Term Loan.

         (ii) After the occurrence of an Event of Default and while the same is continuing, the Lender shall apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

          (A) FIRST, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lender and the Issuing Banks;

          (B) SECOND, to pay principal of and interest on Letter of Credit Obligations (or, to the extent such Obligations are contingent and the Lender deems it appropriate in its sole discretion under the circumstances, deposited in an account maintained by the Lender to provide cash collateral in respect of such Obligations);

          (C)  THIRD, to pay interest due in respect of the Loans;

          (D) FOURTH, to the payment or prepayment of principal outstanding on Loans in such order as the Lender may determine in its sole discretion; and

          (E)  FIFTH, to the payment of all other Obligations.

          (iii) The Lender, in its sole discretion subject only to the terms of this SECTION 3.02(b)(iii), may pay from the proceeds of Revolving Loans made to the Borrower hereunder, whether made following a request by the Borrower pursuant to SECTION 2.02 or a deemed request as provided in this
SECTION 3.02(b)(iii), all amounts payable by the Borrower hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for expenses pursuant to SECTION 11.01. No Revolving Loan shall be made pursuant to this SECTION 3.02(b)(iii) for the purpose of paying fees or reimbursements for expenses unless and until the Lender has sent to the Borrower at least five (5) days prior to the making of the Revolving Loan a statement describing the fees and expenses. The Borrower hereby irrevocably authorizes the Lender to make Revolving Loans upon notice from the Lender as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from the Borrower, reimbursing expenses pursuant to SECTION 11.01 and paying any and all other amounts due and payable by the Borrower hereunder or under the Notes, and agrees that all such Revolving Loans so made shall be deemed to have been requested by it pursuant to SECTION 2.02 as of the date of the aforementioned notice. The Lender shall promptly notify the Borrower of the amount and Revolving Loan Funding Date of the proposed Borrowing and that such Borrowing is being requested on the Borrower's behalf pursuant to this
SECTION 3.02(b)(iii). On the proposed Revolving Loan Funding Date, the Lender shall make the requested Loans in accordance with the procedures and subject to the conditions specified in SECTION 2.02.

          (c) PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the immediately following Business Day, and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

          3.03. TAXES. (a) PAYMENT OF TAXES. Any and all payments by the Borrower hereunder or under any Note or other document evidencing any Obligations shall be made, in accordance with SECTION 3.02, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, duties, and all stamp, transaction or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto (including any related interest, penalties, fines and expenses in connection with any of them)
excluding taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on the Lender by (i) the United States, (ii) the Governmental Authority of any jurisdiction in which the Lender has an office or any political subdivision thereof or (iii) the Governmental Authority in which the Lender is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and duties being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to the Lender (x) the sum payable to the Lender shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this SECTION 3.03) the Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions, and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) INDEMNIFICATION. The Borrower will indemnify the Lender against, and reimburse the Lender on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this SECTION 3.03 and any additional income or franchise taxes resulting therefrom) incurred or paid by the Lender or any of its Affiliates and any liability (including penalties, additions to tax, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this SECTION 3.03 submitted by it to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto.
The Lender agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as the Lender may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this SECTION 3.03 in respect of any payments under this Agreement or under the Notes.

          (c) RECEIPTS. Within thirty (30) days after the date of any payment of Taxes by the Borrower, it will furnish to the Lender, at its address referred to in SECTION 11.06, the original or a certified copy of a receipt evidencing payment thereof.

          3.04.  PROMISE TO REPAY; EVIDENCE OF INDEBTEDNESS.

          (a) PROMISE TO REPAY. The Borrower hereby agrees to pay when due the principal amount of each Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and Notes.

          (b) LOAN ACCOUNT. The Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the Borrower to the Lender resulting from each Loan owing to the Lender from time to time, including the amount of principal and interest payable and paid to the Lender from time to time hereunder and under the Notes.

          (c) ENTRIES BINDING. The entries made in the Loan Account shall be conclusive and binding for all purposes, absent manifest error.

                                   ARTICLE IV
                               CONDITIONS TO LOANS

          4.01. CONDITIONS PRECEDENT TO AMENDMENT AND RESTATEMENT EFFECTIVE DATE LOANS AND LETTERS OF CREDIT. The obligation of the Lender to make the Third Supplemental Term Loan and any Revolving Loan on the Amendment and Restatement Effective Date and to issue, or cause the issuance of, any Letter of Credit requested to be issued on the Amendment and Restatement Effective Date shall be subject to the satisfaction of all of the following conditions precedent:

          (a) DOCUMENTS. The Lender shall have received on or before the Amendment and Restatement Effective Date all of the following, each duly executed and acknowledged where appropriate and in form and substance satisfactory to the Lender:

          (i) this Agreement, together with all Schedules hereto which shall be in each case true, complete and correct in all material respects as of the Amendment and Restatement Effective Date;

          (ii)  the Term Note;

          (iii) a Notice of Borrowing completed in accordance with the provisions of SECTION 2.01(b) and/or SECTION 2.02(b);

          (iv) amendments and/or supplements to each of the Charge Over Shares, Patent Security Agreements, Security Agreement and Trademark Security Agreements substantially in the forms of EXHIBITS B-2, D-3, G-2 and H-3, respectively;

          (v) a Pledge Agreement with respect to 100% of the Capital Stock of Recoil Holdings and Recoil Australia Holdings and 65% of the Capital Stock of Kaynar Femipari, Kaynar International and Recoil Belgium;

          (vi) a collateral assignment with respect to all of the Borrower's rights under the Recoil Acquisition Documents;

          (vii) amendments (in recordable form) to the deeds of trust recorded against the Borrower's Placentia and Fullerton, California Properties;

          (viii) to the extent not previously delivered, Uniform Commercial Code financing statements and/or amendment statements for filing in jurisdictions in which any of the Collateral is located or deemed located;

          (ix) favorable legal opinions, each dated the Amendment and Restatement Effective Date, addressed to the Lender (or with respect to which the Lender has been issued a reliance letter) from the following counsel:

               (A) O'Melveny & Myers LLP, United States counsel to the Borrower, with respect to the Loan Documents, the Recoil Acquisition Documents and related matters;

               (B) Corrs Chambers Westgarth, Australian counsel to the Borrower, with respect to the Recoil Acquisition Documents and related matters;

               (C) Goffin & Forges, Belgian counsel to the Borrower, with respect to the transfer of Capital Stock of Recoil Belgium under the Recoil Australia Acquisition Agreement and related documents;

               (D) Herbert Smith, English counsel to the Borrower or, if designated by the Borrower to acquire the shares of Recoil U.K., Kaynar U.K., with respect to the transfer of Capital Stock of Recoil U.K. under the Recoil Australia Acquisition Agreement and related documents;

               (E) Goodwin, Procter & Hoar, United States counsel to Recoil U.S., with respect to the Recoil U.S. Acquisition Agreement and related matters;

               (F) Norton Smith Gledhill, Australian counsel to Recoil Australia and certain of the Vendors, with respect to the Recoil Acquisition Documents and related matters; and

               (G) Logie-Smith Lanyon, Australian counsel to certain of the Vendors, with respect to the Recoil Acquisition Documents and related matters;

          (x) evidence that the Borrower has directed its counsel to prepare and deliver to the Lender the respective opinions described in SUBCLAUSES (A) through (D) of CLAUSE (ix) above and that Recoil U.S., Recoil Australia and the Vendors have directed their respective counsel to prepare and deliver to the Lender the respective opinions described in SUBCLAUSES (E) through (G) of CLAUSE (ix) above;

          (xi) a certificate signed by the chief financial officer of the Borrower certifying that all conditions precedent under this SECTION 4.01 have been met and no Potential Event of Default or Event of Default has occurred or is continuing;

          (xii) a solvency certificate for the Borrower and its Subsidiaries, duly executed by the chief financial officer or treasurer of such Person, dated the Amendment and Restatement Effective Date and giving effect to the Recoil Acquisition and the financing transactions contemplated under this Agreement, supported by such analyses, valuations, appraisals, reviews, projections and other documentation as the Lender deems appropriate;

          (xiii)  the PRO FORMA financials referred to in SECTION 5.01(g);

          (xiv) documentation deemed adequate by the Lender showing the Borrower's and its Subsidiaries' compliance with any financial responsibility requirements of applicable Requirements of Law, including, without limitation, those contained in 40 C.F.R. Parts 264 and 265, Subps. H, and state law equivalents, and those promulgated pursuant to 42 U.S.C. Section 6991b(c)(6), and state equivalents; and

          (xv) such additional documentation as the Lender may reasonably request.

          (b) PERFECTION OF LIENS; TITLE INSURANCE. Evidence that all financing statements, mortgages and leasehold mortgages relating to the Collateral have been filed or recorded where necessary to record or perfect the Lender's security interest therein, title commitments, title endorsements and surveys requested by the Lender have been issued to the Lender, certificates representing Capital Stock included in the Collateral have been delivered to the Lender (with duly executed stock powers) and all title charges, recording fees and filing taxes have been paid.

          (c) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Lender shall not have received any notice that litigation is pending or threatened which is likely to
(i) enjoin, prohibit or restrain (A) the making of the Loans or issuance of Letters of Credit on the Amendment and Restatement Effective Date or (B) the consummation of the Recoil Acquisition or (ii) impose or result in the imposition of a Material Adverse Effect.

          (d) NO DEFAULT. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the Loans or the issuance of a Letter of Credit on the Amendment and Restatement Effective Date.

          (e) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in SECTION 5.01 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Amendment and Restatement Effective Date.

          (f) THE RECOIL ACQUISITION. (i) The Lender shall be satisfied in all material respects (A) with the terms, form and substance of the Recoil Acquisition and the Recoil Acquisition Documents, including, without limitation, the resolutions with respect to the Recoil Acquisition adopted by the respective boards of directors of the Borrower, RCL, Recoil Australia, Recoil U.S. and the other parties to the respective Recoil Acquisition Agreements, (B) that the parties to the Recoil Acquisition Agreements have complied with all applicable Requirements of Law in connection with the Recoil Acquisition, (C) that all conditions precedent to, and all consents necessary to permit, the Recoil Acquisition pursuant to the Recoil Acquisition Documents shall have been satisfied or delivered, or waived with the prior written consent of the Lender, (D) that all Liens encumbering the assets being purchased in the Recoil Acquisition have been terminated (other than Liens permitted by SECTION 8.03) and (E) that the Recoil Acquisition Documents have not been amended or modified without the prior written consent of the Lender and are in full force and effect.

          (ii) Substantially simultaneously with the consummation of the transactions contemplated by this Agreement, the Parent Loan Agreement and the RCL Loan Agreement, the Borrower shall have acquired substantially all of the assets of Recoil U.S. pursuant to the Recoil U.S. Acquisition Agreement, and the Borrower, RCL and, if designated by the Borrower to acquire the shares of Recoil U.K., Kaynar U.K. shall have acquired substantially all of the assets of Recoil Australia pursuant to the Recoil Australia Acquisition Agreement and related documents, in each case in compliance with all applicable Requirements of Law.

          (g) ORGANIZATIONAL DOCUMENTS. The Lender shall have received copies, certified to its satisfaction, of all Organizational Documents of the Borrower and its Subsidiaries as in effect as of the Amendment and Restatement Effective Date and determined them to be satisfactory in form and substance.

          (h) NO MATERIAL ADVERSE EFFECT. No event has occurred since the Initial Closing Date which has had or is reasonably likely to have a Material Adverse Effect.

          (i) FEES AND EXPENSES PAID. There shall have been paid to the Lender all fees and expenses due and payable on or before the Amendment and Restatement Effective Date.

          4.02. CONDITIONS PRECEDENT TO ALL SUBSEQUENT REVOLVING LOANS AND LETTERS OF CREDIT. The obligation of the Lender to make any Revolving Loan requested to be made on any date after the Amendment and Restatement Effective Date and to issue, or cause the issuance of, any Letter of Credit on any date after the Amendment and Restatement Effective Date is subject to the following conditions precedent as of each such date:

          (a) REPRESENTATIONS AND WARRANTIES. As of such date, both before and after giving effect to the Loans to be made and Letters of Credit to be issued on such date, all of the representations and warranties of the Borrower contained in SECTION 5.01 and in any other Loan Document shall be true and correct in all material respects (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date).

          (b) NO DEFAULTS. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or issuance of the requested Letter of Credit.

          (c) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall, and no litigation is pending or threatened which is likely to, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making of the requested Loan or issuance of the requested Letter of Credit.

          (d) NO MATERIAL ADVERSE EFFECT. No event has occurred since the Initial Closing Date which has had or is reasonably likely to have a Material Adverse Effect.

Each submission by the Borrower to the Lender of a Notice of Borrowing with respect to a Revolving Loan, each acceptance by the Borrower of the proceeds of each Revolving Loan made hereunder, each request by the Borrower for the issuance of a Letter of Credit and the issuance of such Letter of Credit shall constitute a representation and warranty by the Borrower as of the Revolving Loan Funding Date in respect of such Revolving Loan or the date of issuance of such Letter of Credit (as applicable) that all the conditions contained in this
SECTION 4.02 have been satisfied or waived in accordance with SECTION 11.05.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          5.01. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue, or cause the issuance of, Letters of Credit, the Borrower hereby represents and warrants to the Lender that the following statements are true, correct and complete:

          (a) ORGANIZATION; ORGANIZATIONAL POWERS. The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation (or other entity) and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (iii) to the extent required, has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota and New Jersey, and (iv) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Transaction Documents.

          (b) AUTHORITY. (i) The Borrower and each of its Subsidiaries have the requisite corporate power and authority (A) to execute, deliver and perform each of the Transaction Documents which are to be executed by it in connection with the Purchase or the Recoil Acquisition or which have been executed by it as required by this Agreement or the Existing Credit Agreement on or prior to the Amendment and Restatement Effective Date and (B) to file the Transaction Documents which must be filed by it in connection with the Purchase or the Recoil Acquisition or which have been filed by it as required by this Agreement or the Existing Credit Agreement on or prior to the Amendment and Restatement Effective Date, with any Governmental Authority.

          (ii) The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents which must be executed or filed by the Borrower or its Subsidiaries in connection with the Purchase or the Recoil Acquisition or which have been executed or filed as required by this Agreement or the Existing Credit Agreement on or prior to the Amendment and Restatement Effective Date and to which the Borrower or any of its Subsidiaries is party and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrower and its Subsidiaries and such approvals have not been rescinded. No other organizational action or proceedings on the part of the Borrower or its Subsidiaries are necessary to consummate such transactions.

          (iii) Each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Lender pursuant to SECTION 4.01(a) without the prior written consent of the Lender, and all parties thereto have performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Amendment and Restatement Effective Date, and no Potential Event of Default, Event of Default or breach of any covenant by any such party exists thereunder.

          (c) CONSENTS. Except as set forth in SCHEDULE 5.01-C and for approval of the Bankruptcy Court (solely with respect to the Purchase), no consents or approvals of, or filings or registrations (other than filings or registrations contemplated by SECTION 4.01(b) or 5.01(f)(i) with respect to Government Contracts) by the Borrower or its Subsidiaries with any Governmental Authority or any other Person not a party to this Agreement are necessary in connection with the execution and delivery of the Transaction Documents by the Borrower and its Subsidiaries and the consummation by the Borrower and its Subsidiaries of the transactions contemplated by the Transaction Documents, except where the failure to obtain such consents or approvals would not result in a Material Adverse Effect.

          (d) SUBSIDIARIES; OWNERSHIP OF CAPITAL STOCK. SCHEDULE 5.01-D accurately sets forth (i) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which qualified to transact business as a foreign corporation of each of the direct and indirect Subsidiaries of the Borrower, (ii) the authorized, issued and outstanding shares of each class of Capital Stock of the Borrower and each of its Subsidiaries and the owners of such shares, and (iii) a summary of the direct and indirect partnership, joint venture, or other equity interests, if any, of the Borrower and each of its Subsidiaries in any Person that is not a corporation. None of such issued and outstanding Capital Stock is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of the Borrower and each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable.

          (e) NO CONFLICT. The execution, delivery and performance of each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not (i) conflict with the Organizational Documents of the Borrower or any such Subsidiary, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any Contractual Obligation, the consequences of which violation, breach, default or termination, singly or in the aggregate, will have or is reasonably likely to have a Material Adverse Effect or is reasonably likely to subject the Lender to any liability, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower or any such Subsidiary, other than Liens contemplated by the Loan Documents or the RCL Loan Documents, as applicable.

          (f) PATENTS, TRADEMARKS, PERMITS, ETC.; GOVERNMENT APPROVALS. (i) After giving effect to the Purchase and the Recoil Acquisition, the Borrower and each of its Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals (except with respect to Government Contracts), patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as proposed to be conducted which are material to their condition (financial or otherwise), operations, performance and prospects, taken as a whole, including, without limitation, the names "Microdot", "Kaynar", "Microdot Inserts" and "Recoil". With respect to each Government Contract acquired by the Borrower or RCL in connection with the Purchase or the Recoil Acquisition, such Government Contract has been transferred to the Borrower or RCL (and all necessary approvals therefor have been obtained) or the Borrower or RCL is operating under a subcontract which is in full force and effect.

          (ii) The consummation of the Purchase, the Recoil Acquisition and the transactions contemplated by the Transaction Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by the Borrower or any of its Subsidiaries in any manner which has or is reasonably likely to have a Material Adverse Effect.

          (g) PRO FORMA FINANCIALS. The PRO FORMA consolidated and consolidating balance sheets of the Parent and its Subsidiaries prepared as of March 31, 1996 (and giving effect to the Recoil Acquisition) and in accordance with GAAP consistently applied, copies of which have been furnished to the Lender on or before the Amendment and Restatement Effective Date, fairly present on a PRO FORMA basis the financial condition of the Parent and such Subsidiaries as of March 31, 1996, and reflect on a PRO FORMA basis those liabilities reflected in the notes thereto and resulting from consummation of the transactions contemplated by the Transaction Documents, and the payment or accrual of all Transaction Costs payable on the Amendment and Restatement Effective Date with respect to any of the foregoing. The projections and assumptions expressed in the PRO FORMA financials furnished pursuant to this SECTION 5.01(g) are reasonable based on the information available to the Borrower as of the date hereof.

          (h) SOLVENCY. After giving effect to the Loans to be made on the Amendment and Restatement Effective Date or such other date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to the Borrower's instructions (if any), the Borrower and each of its Subsidiaries are Solvent.

          (i) THE PURCHASE. (i) All conditions precedent to, and all consents necessary to permit, the Purchase pursuant to the Purchase Documents have been satisfied or delivered, or waived with the prior written consent of the Lender, and no material breach of any term or provision of any Purchase Document has occurred and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Purchase or the making of any Loans hereunder.

          (ii) After giving effect to the Purchase, the Borrower has acquired substantially all of the assets of AFS pursuant to the AFS Purchase Agreement, and, to the extent the assets of MAL have been made available in accordance with the AFS Purchase Agreement, the Borrower and Kaynar U.K. have acquired substantially all of the assets of MAL pursuant to the MAL Purchase Agreement, in each case in compliance with all applicable laws.

          (j) THE RECOIL ACQUISITION. (i) All conditions precedent to, and all consents necessary to permit, the Recoil Acquisition pursuant to the Recoil Acquisition Documents have been satisfied or delivered, or waived with the prior written consent of the Lender, and no material breach of any term or provision of any Recoil Acquisition Document has occurred and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Recoil Acquisition or the making of any Loans hereunder.

          (ii) After giving effect to the Recoil Acquisition, the Borrower has acquired substantially all of the assets of Recoil U.S. pursuant to the Recoil U.S. Acquisition Agreement, and the Borrower, RCL and, if designated by the Borrower to acquire the shares of Recoil U.K., Kaynar U.K. have acquired substantially all of the assets of Recoil Australia pursuant to the Recoil Australia Acquisition Agreement and related documents, in each case in compliance with all applicable Requirements of Law.

          (k) PLEDGE OF COLLATERAL. The grant and perfection of the security interest in the Capital Stock of the Subsidiaries of the Borrower constituting a portion of the Collateral for the benefit of the Lender, as contemplated by the terms of the Loan Documents, is not made in violation of the registration provisions of the Securities Act, any applicable provisions of other federal securities laws, state securities or "Blue Sky" law, foreign securities law, or applicable general corporation, limited liability company, unlimited liability company or partnership law or in violation of any other Requirement of Law.

          (l) GOVERNMENTAL REGULATION. Neither the Borrower, nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other foreign, federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby, by the Purchase Agreements or by the Recoil Acquisition Agreements.

          (m) RESTRICTED JUNIOR PAYMENTS. Since the date of the Borrower's incorporation, neither the Borrower nor any of its Subsidiaries (other than Recoil Belgium and Recoil U.K.) has directly or indirectly declared, ordered, paid or made or set apart any sum or Property for any Restricted Junior Payment or agreed to do so, except as permitted pursuant to SECTION 8.06. Since the Amendment and Restatement Effective Date, none of Recoil Belgium or Recoil U.K. has directly or indirectly declared, ordered, paid or made or set apart any sum or Property for any Restricted Junior Payment or agreed to do so, except as permitted pursuant to SECTION 8.06

          (n) BANK ACCOUNTS. Each bank, trust company or other financial institution at which the Borrower or any of its Subsidiaries maintains any deposit account (except for disbursement accounts into which no funds are deposited other than (i) proceeds of Revolving Loans or (ii) transfers from other disbursement accounts into which only proceeds of Revolving Loans are deposited) has executed and delivered to the Lender a Collection Account Agreement with respect to such deposit account(s).

          (o)  LITIGATION; ADVERSE EFFECTS.  Except as set forth in
SCHEDULE 5.01-O, there is no action, suit, proceeding, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the best of Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries or any Property of any of them (i) challenging the validity or the enforceability of any of the Transaction Documents or (ii) which will or is reasonably likely to result in any Material Adverse Effect. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Borrower. Neither the Borrower nor any of its Subsidiaries is (x) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material

Adverse Effect, or (y) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect.

          (p) NO MATERIAL ADVERSE CHANGE. Since the Initial Closing Date, there has occurred no event which has had or is reasonably likely to have a Material Adverse Effect.

          (q) PERFORMANCE. Neither the Borrower nor any of its Subsidiaries has received notice or has actual knowledge that (i) it is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation.

          (r) DISCLOSURE. The representations and warranties of the Borrower and its Subsidiaries contained in the Transaction Documents, and all certificates and other documents delivered to the Lender pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Borrower has not intentionally withheld any fact from the Lender in regard to any matter which will have or is reasonably likely to have a Material Adverse Effect.

          (s) REQUIREMENTS OF LAW. The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect.

          (t) ENVIRONMENTAL MATTERS. (i) After giving effect to the Purchase and the Recoil Acquisition, except as disclosed on SCHEDULE 5.01-T:

          (A) the operations of the Borrower and its Subsidiaries comply in all material respects with all applicable Environmental Laws;

          (B) the Borrower and each of its Subsidiaries have obtained all environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and the Borrower and each of its Subsidiaries are currently in material compliance with all terms and conditions of such Permits;

          (C) none of the Borrower or its Subsidiaries or any of their respective present or, to the Borrower's knowledge, past Property or operations are subject to or the subject of any investigation by, order from or agreement or negotiations with any Person (including without limitation any prior owner or operator of the Borrower or its Subsidiaries and/or such Property) respecting (I) any Environmental Law, (II) any Remedial Action or
(III) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant;

          (D) none of the operations of the Borrower or its Subsidiaries is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or a liability under any Environmental Law;

          (E) neither the Borrower nor any of its Subsidiaries have filed any notice under any applicable Requirement of Law:

          (I)  reporting a Release of a Contaminant;

          (II) indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or

          (III)  reporting a violation of any applicable Environmental Law.

          (F) none of the Borrower's or its Subsidiaries' present or, to the Borrower's knowledge, past Property is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

          (G) to the Borrower's knowledge, neither the Borrower nor its Subsidiaries have sent or directly arranged for the transport of any waste to any NPL site or a proposed NPL site or to a CERCLIS site;

          (H) there is not now, nor (to the Borrower's knowledge) has there ever been on or in the Property:

          (I) any generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent;

          (II) any landfill, waste pile, underground storage tank or surface impoundment;

          (III)  any asbestos-containing material; or

          (IV) a Release of any PCB used in hydraulic oils, electrical transformers or other Equipment;

which, in each case or in the aggregate, is reasonably likely to result in a Material Adverse Effect;

          (I) neither the Borrower nor any of its Subsidiaries have received any notice or Claim to the effect that any of such Persons has or may reasonably be expected to have Liability and Costs in excess of $250,000, in the aggregate, as a result of the Release or threatened Release of a Contaminant;

          (J) there have been no Releases of any Contaminants from any Property which (I) require Remedial Action to be undertaken and where such Remedial Action is subject to review or approval by any Governmental Authority or (II) which would require a report to be made to any Governmental Authority;

          (K) neither the Borrower nor any of its Subsidiaries have any contingent liability in connection with any Release or threatened Release of any Contaminants which is reasonably likely to result in a Material Adverse Effect;

          (L) no Environmental Lien has attached to any Property of the Borrower or its Subsidiaries; and

          (M) none of the Property of the Borrower or its Subsidiaries is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Borrower and its Subsidiaries have complied with the requirements of such acts in all material respects.

          (ii) The Borrower and its Subsidiaries are conducting and will continue to conduct their respective businesses and operations in an environmentally responsible manner and in material compliance with Environmental Laws, and the Borrower and its Subsidiaries, taken as a whole, have not been, and have no reason to believe that they shall be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that have or will result in a Material Adverse Effect.

          (u) ERISA. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Benefit Plan, Multiemployer Plan or Foreign Pension Plan other than those listed on SCHEDULE 5.01-U hereto. Except with respect to new Plans for which the remedial amendment period under Section 401(b) of the Internal Revenue Code has not expired, each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. Except as disclosed in SCHEDULE 5.01-U, neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Borrower and all its Subsidiaries are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Borrower nor any of its Subsidiaries nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Lender is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate has (x) failed to make a required contribution or payment to a Multiemployer Plan or (y) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year.
 Except as disclosed on SCHEDULE 5.01-U, neither the Borrower nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. The Borrower has given to the Lender copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the Amendment and Restatement Effective Date and in respect of which the Borrower or any ERISA Affiliate is currently an "employer" as defined in section 3(5) of ERISA, and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans currently contributed to by the Borrower or any ERISA Affiliate with the aggregate amount of the most recent annual contributions required to be made by the Borrower and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to the Borrower or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; and as to each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees of the Borrower or any of its Subsidiaries after termination of employment other than as required by Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.

          (v) FOREIGN EMPLOYEE BENEFIT MATTERS. Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle for such Plan. With respect to any Foreign Employee Benefit Plan maintained or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate (other than a Foreign Pension Plan), reasonable reserves have been established to the extent required by prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle (or reserves) for such Plan. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

          (w) LABOR MATTERS. SCHEDULE 5.01-W accurately sets forth all labor contracts to which the Borrower or any of its Subsidiaries is a party on the date hereof and the expiration date of each such contract. There are no strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which the Borrower or any of its Subsidiaries is a party.

          (x) INSURANCE. SCHEDULE 5.01-X accurately sets forth as of the date delivered to the Lender all insurance policies and programs currently in effect with respect to the respective Property and assets and business of the Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof and (vi) the annual premium with respect thereto. Such insurance policies and programs are in amounts sufficient to cover the replacement value of the respective Property and assets of the Borrower and its Subsidiaries.

          (y)  GOVERNMENT CONTRACT MATTERS.  Except as set forth in SCHEDULE
5.01-Y:

          (i) The Borrower is in compliance with all material terms and conditions of all Government Contracts, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein;

          (ii) The Borrower is in compliance with all material terms and conditions of all Requirements of Law and all Contractual Obligations pertaining to any Government Contract;

          (iii) All representations and certifications executed or acknowledged or set forth in or pertaining to each Government Contract were complete, accurate, correct and truthful as of the date such representations or certifications were made, and the Borrower has complied in all material respects with all such representations and certifications since such date;

          (iv) None of the DOD, any other United States Governmental Authority, any prime contractor, subcontractor or other Person has notified the Borrower or any of its Subsidiaries that the Borrower or such Subsidiary has breached or violated any Requirement of Law, certification, representation, clause, provision or requirement pertaining to any Government Contract;

          (v) No termination for default, termination for convenience, cure notice or show cause notice is currently in effect with respect to any Government Contract;

          (vi) To the best of the Borrower's knowledge, no cost incurred pertaining to any Government Contract has been questioned or challenged, is the subject of any investigation or has been disallowed by any United States Governmental Authority;

          (vii) To the best of the Borrower's knowledge, no money due to the Borrower or any of its Subsidiaries pertaining to any Government Contract has been withheld, or has been the subject of an attempt to withhold, or reduced through exercise of a right of set-off or otherwise;

          (viii) There is no action, suit, investigation or proceeding relating to any Government Contract, or relating to any proposed suspension or debarment of the Borrower, any of its Subsidiaries or any of their respective employees or agents, pending against (or, to the best of the Borrower's knowledge, threatened against) the Borrower, such Subsidiary, such other Person or any Property;

          (ix) Neither the Borrower, any of its Subsidiaries or any of their respective directors, officer or employees is (or during the last five (5) years has been) suspended or debarred from doing business with the United States or any Governmental Authority therein or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for United States government contracting;

          (x) (A) To the best of the Borrower's knowledge, none of the Borrower's or any of its Subsidiaries' respective directors, officers, employees, consultants or agents is (or during the last five (5) years has been) under administrative, civil or criminal investigation, indictment or information by any Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract, (B) during the last five (5) years, the Borrower has not conducted or initiated any internal investigation or audit or made a voluntary disclosure to any United States Governmental Authority, with respect to any alleged irregularity, misstatement or omission arising under or related to any Government Contract; and (C) the Borrower has no knowledge or reason to know of any irregularity, misstatement or omission arising under or relating to any Government Contract that has led or could reasonably lead, either before or after the Amendment and Restatement Effective Date, to any of the consequences set forth in CLAUSE (A) or (B) above or any other material damage, penalty assessment, recoupment of payment or disallowance of cost;

          (xi) There exist (A) no outstanding material Claims against the Borrower, its Subsidiaries or any Property, either by a United States Governmental Authority or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (B) no material disputes between the Borrower or any of its Subsidiaries, on the one hand, and any United States Governmental Authority, any prime contractor, subcontractor, vendor or other third party, on the other hand, arising under or relating to any Government Contract;

          (xii) The Borrower's cost accounting and procurement systems with respect to Government Contracts are in compliance in all material respects with all applicable Requirements of Law; and

          (xiii) All Government Contracts and bids (A) are being performed or were submitted, as the case may be, in the ordinary course of business and
     (B) are or would be, as the case may be, capable of performance in accordance with their terms without loss (determined in accordance with the Borrower's accounting principles, consistently applied).

          (z) PAYMENT OF TAXES. All tax returns and reports of each of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid, other than those which are being contested in good faith by appropriate proceedings. The Borrower has no knowledge of any proposed tax assessment (or similar claim) against the Borrower or any of its Subsidiaries that will have or is reasonably likely to have a Material Adverse Effect.

          (aa) ELIGIBLE ACCOUNTS. From and after the Amendment and Restatement Effective Date, the Eligible Accounts are, as of the date as of which any Revolving Loan is made or requested or any Letter of Credit is issued hereunder or a Borrowing Base Certificate is delivered, bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of the Borrower's business, unconditionally owed to the Borrower without defenses, disputes, offsets, counterclaims or rights of return other than in the ordinary course of business. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. The Borrower has not received notice of actual or imminent bankruptcy, insolvency, or the material impairment of the financial condition of any Account Debtor at the time an Eligible Account due from such Account Debtor is created or first included in the Borrowing Base.


                                   ARTICLE VI
                               REPORTING COVENANTS

          The Borrower covenants and agrees that so long as any Obligations are outstanding (other than indemnities not yet due), unless the Lender shall otherwise give prior written consent thereto:

          6.01. FINANCIAL STATEMENTS. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Borrower shall deliver or cause to be delivered to the
Lender:

          (a) MONTHLY REPORTS. As soon as practicable, and in any event within thirty (30) days after the end of each calendar month in each Fiscal Year, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such calendar month and for the period from the beginning of the then current Fiscal Year to the end of such calendar month, setting forth in each case in comparative form the corresponding figures for the corresponding calendar periods in the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to SECTION 6.01(f), certified by the chief financial officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the calendar months indicated in accordance with GAAP, subject to normal year end adjustments.

          (b) QUARTERLY REPORTS. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to SECTION 6.01(f), certified by the chief financial officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments.

          (c) ANNUAL REPORTS. As soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to SECTION 6.01(f), and (ii) a report thereon of Arthur Andersen & Co. or other independent certified public accountants of recognized standing and otherwise acceptable to the Lender, which report shall be unqualified and shall state that such financial statements fairly present the consolidated and consolidating financial position of each of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Arthur Andersen & Co. or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements) and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards.

          (d) OFFICER'S CERTIFICATE. Together with each delivery of any financial statement pursuant to PARAGRAPHS (b) and (c) of this SECTION 6.01, (i) an Officer's Certificate of the Borrower substantially in the form of EXHIBIT K attached hereto and made a part hereof, stating that the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto; and
(ii) a certificate (the "Compliance Certificate"), signed by the Borrower's chief financial officer, setting forth calculations and the methods of determination thereof (with such specificity as the Lender may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of ARTICLE IX.

          (e) ACCOUNTANT'S STATEMENT AND PRIVITY LETTER. Together with each delivery of the financial statements referred to in SECTION 6.01(c), a written statement of the firm of independent certified public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Event of Default has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such condition or event that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in either or both of the certificates delivered therewith pursuant to SECTION 6.01(d) is not correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to SECTION 6.01(d)(ii) for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement. The statement referred to above shall be accompanied by (x) a copy of the management letter or any similar report delivered to the Borrower or to any officer or employee thereof by such accountants in connection with such financial statements and
(y) a letter from the Borrower to such accountants informing such accountants that the Lender is relying upon the financial statements audited by such accountants and delivered to the Lender pursuant to SECTION 6.01(c) and that a primary intent of the Borrower in having such financial statements audited is to induce the Lender to continue to make Loans to the Borrower under this Agreement. The Lender may, with the consent of the Borrower (which consent shall not be unreasonably withheld), communicate directly with such accountants.

          (f) BUDGETS; BUSINESS PLANS; FINANCIAL PROJECTIONS. As soon as practicable and in any event not later than thirty (30) days prior to the commencement of each Fiscal Year of the Borrower, (i) a monthly budget for such Fiscal Year; (ii) an annual business plan for such Fiscal Year, in form and substance acceptable to the Lender, accompanied by a report reconciling all changes and departures from the business plan delivered to the Lender for the preceding Fiscal Year; and (iii) a consolidated plan and financial forecast, prepared in accordance with the Borrower's normal accounting procedures applied on a consistent basis, for such Fiscal Year and the two
(2) immediately succeeding Fiscal Years, including, without limitation, (A) a forecasted consolidated balance sheet and a consolidated statement of changes in financial position of the Borrower for such Fiscal Years, (B) forecasted consolidated balance sheets, statements of earnings and retained earnings, and changes in financial position of the Borrower for and as of the end of each fiscal quarter of such Fiscal Years, (C) the amount of forecasted
Capital Expenditures and Excess Cash Flow for such Fiscal Years, and (D) forecasted compliance with the provisions of ARTICLE IX for such Fiscal Years.

          (g) BORROWING BASE CERTIFICATE. As soon as practicable and in any event not less than fifteen (15) calendar days after the end of each monthly accounting period of the Borrower and, additionally, promptly upon request, a Borrowing Base Certificate as at the last day of such accounting period (or as at the date of such request).

          6.02. OPERATIONS REPORTS. Accompanying the reports to be delivered by the Borrower each fiscal quarter in each Fiscal Year pursuant to SECTION 6.01(b) and, in addition to the foregoing, within seven (7) days after the Lender's request therefor, the Borrower shall deliver to the Lender a report detailing the operations of the Borrower and its Subsidiaries which report shall include a management discussion and analysis with respect to the Borrower's and its Subsidiaries' financial performance during such period, including a comparison of actual sales versus budgeted sales for such fiscal quarter, a discussion of bookings, a listing of significant new customers and new products developed for sale, an explanation of any cost saving measures implemented, together with a discussion of the general business environment and results of operations, including an explanation of any material changes in consolidated and consolidating statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such period from such statements for the corresponding period of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year pursuant to SECTION 6.01(f) (the "Management Discussion and Analysis").

          6.03. COLLATERAL REPORTING. (a) Upon the request of the Lender, the Borrower shall deliver to the Lender, in form and substance acceptable to the Lender, a summary aged trial balance of all then existing Accounts specifying the names, addresses, face amount and dates of invoices for each Account the Borrower obligated on an Account so listed ("Schedule of Accounts"), and upon demand, the original or copies, as request, of all documents, including, without limitation, proofs of delivery, repayment histories and present status reports, relating to the Accounts so scheduled and such other matters and information relating to the status of Accounts as the Lender shall reasonably request.

          (b) Promptly upon, but in no event later than ten (10) Business Days after, the Borrower's learning thereof, inform the Lender, in writing, of (i) any material delay in the Borrower's performance of any of its obligations to any material Account Debtor and of any assertion of any material claims, offsets or counterclaims by any Account Debtor and of any material allowances, credits or other monies granted by the Borrower to any Account Debtor, and (ii) all material adverse information relating to the financial condition of any material Account Debtor.

          (c) Upon the request of the Lender, the Borrower shall deliver to Lender, in form and substance acceptable to the Lender, a report summarizing, on a LIFO and FIFO basis, the kind, type, quality and quantity of Inventory as of the end of such month, the Borrower's cost therefor, and summaries of Inventory by categories or classifications and by location.

          (d) The Borrower shall provide the Lender with copies of all agreements between the Borrower and any warehouse at which Inventory may from time to time be kept and all leases or similar agreements between the Borrower or any of its Affiliates and any other Person, whether the Borrower or its Affiliate is lessor or lessee thereunder.

          6.04. EVENTS OF DEFAULT. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that the Lender has given any notice with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 10.01(e), or (c) of any condition or event which has or is reasonably likely to have a Material Adverse Effect or affect the value of, or the Lender's interest in, Collateral with a value in excess of $500,000 in any material respect, the Borrower shall deliver to the Lender an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) what action the Borrower has taken, is taking and proposes to take with respect thereto.

          6.05. LAWSUITS. (a) Promptly upon the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries not previously disclosed pursuant to SECTION 5.01(o), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $100,000 or more (exclusive of claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), the Borrower shall give written notice thereof to the Lender and provide such other information as may be reasonably available to enable the Lender and its counsel to evaluate such matters; (b) as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower shall provide a written quarterly report to the Lender covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affecting the Borrower or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries not previously disclosed by the Borrower to the Lender, and shall provide such other information at such time as may be reasonably available to enable the Lender and its counsel to evaluate such matters (but excluding such information at to which the Borrower in good faith has asserted or will assert a legal privilege in objection to disclosure of the information by the Borrower in the action, suit, proceeding, investigation or arbitration); and (c) in addition to the requirements set forth in CLAUSES (a) and (b) of this SECTION 6.05, the Borrower upon request of the Lender shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to CLAUSE (a) or (b) above and provide such other information as may be reasonably available to it to enable the Lender and its counsel to evaluate such matters.

          6.06. INSURANCE. As soon as practicable and in any event by the last day of April in each Fiscal Year, the Borrower shall deliver to the Lender (a) a report in form and substance reasonably satisfactory to the Lender outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (b) evidence that all premiums with respect to such coverage have been paid when due.

          6.07. ERISA NOTICES. The Borrower shall deliver or cause to be delivered to the Lender, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

          (a) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (b) within ten (10) Business Days after the Borrower or any of its Subsidiaries knows or has reason to know that an assessment of a prohibited transaction excise tax under Section 4975 of the Internal Revenue Code has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

          (c) upon the request of the Lender, copies of each annual report (form 5500 series), including Schedule B thereto, filed with the DOL, IRS or PBGC with respect to each Benefit Plan;

          (d) within ten (10) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or any ERISA
     Affiliate with respect to such request;

          (e) within ten (10) Business Days after the occurrence any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which the Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

          (f) within three (3) Business Days after the Borrower or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (g) within ten (10) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under
     Section 401(a) of the Internal Revenue Code, copies of each such letter;

          (h) within ten (10) Business Days after the Borrower or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

          (i) within three (3) Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

          (j) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know (A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

          (k) within ten (10) Business Days after the Borrower receives written notice from the Lender requesting the same, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence specified in such notice.

For purposes of this SECTION 6.07, the Borrower and any ERISA Affiliate shall be deemed to know all facts known by the

Administrator of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

          6.08. ENVIRONMENTAL NOTICES. (a) The Borrower shall notify the Lender in writing, within five (5) days after the Borrower's learning thereof, of any:

          (i) notice or claim to the effect that the Borrower or any of its Subsidiaries is or can reasonably be expected to be liable to any Person as a result of the Release or threatened Release of any Contaminant;

          (ii) notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant;

          (iii) notice that any Property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien;

          (iv) notice of violation to the Borrower or any of its Subsidiaries of any Environmental Law;

          (v) condition which might reasonably result in a violation of any Environmental Law;

          (vi) commencement or threat of any judicial or administrative proceeding alleging a violation by the Borrower or any of its Subsidiaries of any Environmental Law;

          (vii) new or proposed changes to any existing Environmental Law that could result in a Material Adverse Effect;

          (viii) any Release of a Contaminant which requires, or is reasonably likely to require, (A) Remedial Action which is subject to review or approval by any Governmental Authority or (B) reporting to any Governmental Authority; or

          (ix) any proposed acquisition of stock, assets, real estate, or leasing of property, or any other action by the Borrower or any of its Subsidiaries that is reasonably likely to subject the Borrower or any of its Subsidiaries to environmental, health or safety Liabilities and Costs.

          (b) Within forty-five (45) days after the end of each Fiscal Year, the Borrower shall submit to the Lender a report summarizing the status of environmental, health or safety compliance, hazard or liability issues identified in notices required pursuant to SECTION 6.08(a), disclosed on SCHEDULE 5.01-T or identified in any notice or report required herein.

          6.09. LABOR MATTERS. The Borrower shall notify the Lender in writing, promptly upon the Borrower's learning thereof, of (a) any material labor dispute to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (b) any liability incurred with respect to the closing of any plant or other facility of the Borrower or any of its Subsidiaries.

          6.10. GOVERNMENT CONTRACT NOTICES. The Borrower shall notify the Lender in writing, within three (3) Business Days after the Borrower's learning thereof, of any of the following:

          (a) The DOD, any other United States Governmental Authority, any prime contractor, subcontractor or other Person has notified the Borrower or any of its Subsidiaries that the Borrower or such Subsidiary has breached or violated in any material respect any Requirement of Law, certification, representation, clause, provision or requirement pertaining to any Government Contract;

          (b) A termination for default, termination for convenience, cure notice or show cause notice is in effect with respect to any Government Contract;

          (c) Any cost incurred pertaining to any Government Contract has been questioned or challenged, is the subject of any investigation or has been disallowed by any United States Governmental Authority;

          (d) Any money due to the Borrower or any of its Subsidiaries pertaining to any Government Contact is withheld, or is the subject of an attempt to withhold, or is reduced through exercise of a right of set-off or otherwise;

          (e) The commencement or threat of any action, suit, investigation or proceeding relating to any Government Contact, or relating to any proposed suspension or debarment of the Borrower, any of its Subsidiaries or any of their respective employees or agents, against the Borrower, such Subsidiary, such other Person or any Property;

          (f) The discovery of any irregularity, misstatement or omission arising under or relating to any Government Contract that could reasonably be expected to lead to (i) an administrative, civil or criminal investigation, indictment or information with respect to the Borrower, any of its Subsidiaries or any of their respective directors, officers, employees, consultants or agents, (ii) disclosure of such irregularity, misstatement or omission to any Governmental

     Authority or (iii) material damage, penalty assessment, recoupment of payment or disallowance of cost; or

          (g) The existence of (i) any outstanding material Claims against the Borrower, its Subsidiaries or any Property, either by a United States Governmental Authority or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract, or
     (ii) any material dispute between the Borrower or any of its Subsidiaries, on the one hand, and any United States Governmental Authority, any prime contractor, subcontractor, vendor or other third party, on the other hand, arising under or relating to any Government Contract.

          6.11. OTHER INFORMATION. Promptly upon receiving a request therefor from the Lender, the Borrower shall prepare and deliver to the Lender such other information with respect to the Borrower, any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof, as from time to time may be reasonably requested by the Lender.


                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees that so long as any Obligations are outstanding (other than indemnities not yet due), unless the Lender shall otherwise give prior written consent:

          7.01. ORGANIZATIONAL EXISTENCE, ETC. Except as permitted by SECTION 8.09, the Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its organizational existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect.

          7.02. ORGANIZATIONAL POWERS; CONDUCT OF BUSINESS. The Borrower shall, and shall cause each of its Subsidiaries to qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified.

          7.03. COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing, except in the case where noncompliance with either CLAUSE (a) or (b) above is not reasonably likely to have a Material Adverse Effect.

          7.04. PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. The Borrower shall pay, and cause each of its Subsidiaries to pay, (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, business, income or Property before any penalty, addition to tax or interest accrues thereon, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by SECTION 8.03) upon any of the Borrower's or such Subsidiary's Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to in CLAUSE (a) above or claims referred to in CLAUSE (b) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. The Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than with the Parent, the Borrower or any of their respective Subsidiaries).

          7.05. INSURANCE. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect the insurance policies and programs listed on SCHEDULE 5.01-X or substantially similar policies and programs or other policies and programs as are acceptable to the Lender and, upon the request of the Lender, such other insurance which, in the sole and reasonable judgment of the Lender, is necessary or desirable to increase the likelihood of the repayment of the Obligations.
All such policies and programs shall be maintained with insurers acceptable to the Lender. Each certificate and policy relating to Property damage, boiler and machinery and/or business interruption coverage shall contain an endorsement, in form and substance acceptable to the Lender, showing loss payable to the Lender, and, if required by the Lender, naming the Lender as an additional insured under such policy. Each certificate and policy relating to coverages other than the foregoing shall, if required by the Lender, contain an endorsement naming the Lender as an additional insured under such policy. Such endorsement or an independent instrument furnished to the Lender shall provide that the insurance companies will give the Lender at least thirty (30) days' written notice before any such policy or policies of insurance shall be altered adversely to the interests of the Lender or cancelled and that no act, whether willful or negligent, or default of the Borrower, any of its Subsidiaries or any other Person shall affect the right of the Lender to recover under such policy or policies of insurance in case of loss or damage. In the event the Borrower or any of its Subsidiaries, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Lender, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Lender deems advisable.
All sums so disbursed by the Lender shall be part of the Obligations, payable as provided in this Agreement.

          7.06. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall permit, and cause each of its Subsidiaries to permit, any authorized representative(s) designated by the Lender to visit and inspect any of the Properties of the Borrower or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby, by the Purchase Documents or by the Recoil Acquisition Documents (including, without limitation, in connection with environmental compliance, hazard or liability or any Government Contract), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. At the request of the Lender and upon delivery to the Borrower of invoices therefor, each such visitation and inspection shall be at the Borrower's expense. The Borrower shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing, the Borrower, upon the Lender's request, shall turn over copies of any such records to the Lender or its representatives.

          7.07. INSURANCE AND CONDEMNATION PROCEEDS. The Borrower hereby directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies of Property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the Property to pay all proceeds payable under such policies or with respect to such claim or award directly to the Lender, and in no case to the Borrower or one or more of its Subsidiaries and the Lender; PROVIDED, HOWEVER, that, with respect to any such proceeds relating to the Property of RCL, such proceeds shall be payable to the Lender hereunder only after payment in full of the "Obligations" under (and as defined in) the RCL Loan Agreement. Such proceeds shall constitute Net Cash Proceeds of Sale and shall be applied to the Obligations in accordance with SECTION 3.02(b)(vi).

          7.08. ERISA COMPLIANCE. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations thereunder and the respective requirements of the governing documents for such Plans.

          7.09. FOREIGN EMPLOYEE BENEFIT PLAN COMPLIANCE. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws and regulations applicable thereto and the respective requirements of the governing documents for such Plans.

          7.10. GOVERNMENT CONTRACT COMPLIANCE. The Borrower shall, and shall cause each of its Subsidiaries to (a) maintain all Permits pertaining to Government Contracts required to operate the Borrower's business as it is currently conducted, including, without limitation, (i) all Facility Security Clearance(s) and Personnel Security Clearance(s), (ii) all certifications of products manufactured by the Borrower which are on the "Qualified Products List" of any United States Governmental Authority, and (iii) all Export Licenses and other similar Permits; and (b) comply in all material respects with all Requirements of Law and Contractual Obligations pertaining to each Government Contract.

          7.11. MAINTENANCE OF PROPERTY. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of their respective owned and leased Property in good, safe and insurable condition and repair, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required; PROVIDED, HOWEVER, that such Property may be altered or renovated in the ordinary course of business.

          7.12. CONDEMNATION. Immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of the owned or leased Real Property of the Borrower or any of its Subsidiaries, the Borrower shall notify the Lender of the pendency of such proceeding, and permit the Lender to participate in any such proceeding, and from time to time will deliver to the Lender all instruments reasonably requested by the Lender to permit such participation.

          7.13. FUTURE LIENS ON REAL PROPERTY. The Borrower shall, and shall cause its Subsidiaries to, execute and deliver to the Lender, immediately upon the acquisition or leasing of any Real Property, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such Real Property, lease or interest, together with such title insurance policies (mortgagee's form), certified surveys, appraisals, and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Lender deems necessary or desirable, the same to be in form and substance substantially the same as the mortgages and other Loan Documents relating to Real Property executed and delivered in connection with the Original Credit Agreement, and to be subject only to (a) Liens permitted under SECTION 8.03 and (b) such other Liens as the Lender may reasonably approve, it being understood that the granting of such additional security for the Obligations is a material inducement to the execution and delivery of this Agreement by the Lender.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

          The Borrower covenants and agrees that so long as any Obligations are outstanding (other than indemnities not yet due), unless the Lender shall otherwise give prior written consent:

          8.01. INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (i)  the Obligations;

          (ii) trade payables, wages and other accrued expenses incurred in the ordinary course of business;

          (iii)  the Transaction Costs;

          (iv) to the extent permitted by ARTICLE IX and the RCL Loan Agreement and in any event in an aggregate amount not to exceed $3,000,000 at any time, Capital Leases and purchase money Indebtedness incurred to finance the acquisition of fixed assets, and Indebtedness incurred to refinance such Capital Leases and purchase money
     Indebtedness;

          (v) Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to SECTION 7.04;

          (vi) Indebtedness constituting Accommodation Obligations permitted by SECTION 8.05;

          (vii) Indebtedness arising from intercompany loans from the Parent or any of Borrower's wholly-owned Subsidiaries to the Borrower, PROVIDED, that all such Indebtedness shall be evidenced by promissory notes (which, if payable to RCL, Recoil Holdings or Recoil

     Australia Holdings, shall be delivered to the Lender in accordance with the RCL Loan Documents) and shall be subordinated in right of payment to the Obligations;

          (viii) Indebtedness with respect to reasonable warranties and indemnities made under any agreements for asset sales permitted under
     SECTION 8.02;

          (ix) Indebtedness with respect to warranties and indemnities in favor of Recoil Australia, Recoil U.S. and the Vendors under the Recoil Acquisition Documents;

          (x) Indebtedness under the RCL Loan Agreement and any refinancing thereof, provided that the aggregate outstanding amount of Indebtedness described in this clause (x) is not increased by the refinancing; and

          (xi)  Permitted Existing Indebtedness.

          8.02. SALES OF ASSETS. Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

          (i) the sale of Property having an aggregate Fair Market Value of not more than $1,000,000 in any Fiscal Year for cash consideration not less than the Fair Market Value thereof, PROVIDED that the Borrower complies with the mandatory prepayment provisions set forth in SECTION 3.01(b) or RCL complies with the mandatory prepayment provisions set forth in SECTION 3.01(b) of the RCL Loan Agreement (as applicable);

          (ii) the transfer of Property from a Subsidiary of the Borrower to the Borrower;

          (iii)  the sale of Inventory in the ordinary course of business;

          (iv) the disposition of Equipment if (A) such Equipment is obsolete or no longer useful in the ordinary course of the Borrower's or such Subsidiary's business, PROVIDED, that the aggregate Fair Market Value of all such Equipment disposed of in any Fiscal Year shall not exceed $500,000, or (B) within six (6) months after such disposition, the proceeds therefrom are either (I) used to finance the purchase of replacement Equipment and the Borrower delivers to the Lender evidence of such use and that the replacement Equipment is free and clear of all Liens except those created under the Loan Documents or (II) delivered to the Lender for application to the repayment of the

     Obligations or the "Obligations" under (and as defined in) the RCL Loan Agreement (as applicable);

          (v) the licensing of General Intangibles as permitted by the Loan Documents or the RCL Loan Documents (as applicable); and

          (vi)  any Investment permitted under SECTION 8.04.

          8.03. LIENS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Property or assets except:

          (i)  Liens created by the Loan Documents and the RCL Loan
     Documents;

          (ii)  Customary Permitted Liens;

          (iii) purchase money Liens (including the interest of a lessor under a Capital Lease or an Operating Lease having substantially the same economic effect and Liens to which any Property is subject at the time of the Borrower's or such Subsidiary's purchase thereof) securing an amount not to exceed $3,000,000 in the aggregate at any time or from time to time, PROVIDED, that such Liens shall not apply to any Property of the Borrower or its Subsidiaries other than that purchased or subject to such Capital Lease; and

          (iv)  Permitted Existing Liens.

          8.04. INVESTMENTS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

          (i)  Investments in Cash Equivalents;

          (ii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (iii) contributions to and payments of benefits under any Plan (in accordance with the terms of the Plan) permitted by this Agreement;

          (iv) Investments (in an aggregate unrecovered amount not to exceed $1,400,000) by the Borrower in Kaynar U.K. and by Kaynar U.K. in Recoil U.K., including, without limitation, the Borrower's ownership of the Capital Stock of Kaynar U.K. and Kaynar U.K.'s ownership of the Capital Stock of Recoil U.K.;

          (v) Investments arising from intercompany loans from the Borrower to the Parent which, together with the amount of dividends or distributions to the Parent on the Capital Stock of the Borrower permitted under SECTION 8.06(ii), shall not exceed an aggregate amount of $600,000 in any Fiscal Year, PROVIDED, that (A) all such Investments shall be evidenced by promissory notes which are pledged to the Lender in accordance with the provisions of the Security Agreement and (B) such intercompany loans, dividends or distributions shall be made by the Borrower solely to enable the Parent to pay (I) operating expenses of the Parent in an amount not to exceed $50,000 in any fiscal year of the Parent, (II) accrued interest on the "Term Loans" under (and as defined in) the Parent Loan Agreement and the PIK Dividend Notes (including, without limitation, that portion of the principal amount of the "Initial Term Loan" under (and as defined in) the Parent Loan Agreement or the PIK Dividend Notes attributable to interest which has been capitalized in accordance with the Parent Loan Agreement or the PIK Dividend Note Agreement, as applicable) and (III) if and only if all accrued interest on such Term Loans and the PIK Dividend Notes (including, without limitation, that portion of the principal amount of such Initial Term Loan or the PIK Dividend Notes attributable to interest which has been capitalized in accordance with the Parent Loan Agreement or the PIK Dividend Note Agreement, as applicable) as of the then most recent date on which interest on any such Term Loans or the PIK Dividend Notes is payable has been (or will be concurrently therewith) paid in full in cash, dividends or distributions on the preferred stock of the Parent;

          (vi) Investments arising from intercompany loans which are permitted under SECTION 8.01(vii);

          (vii) Investments (in each case in an aggregate unrecovered amount not to exceed $12,000,000) by the Borrower in Recoil Holdings and Recoil Australia Holdings and by Recoil Holdings and Recoil Australia Holdings in RCL, including, without limitation, the Borrower's ownership of the Capital Stock of Recoil Holdings and Recoil Australia Holdings and Recoil Holdings's and Recoil Australia Holdings's ownership of the Capital Stock of RCL;

          (viii) Investments (in an aggregate unrecovered amount not to exceed $600,000) by the Borrower in Kaynar Femipari, including, without limitation, the Borrower's ownership of the Capital Stock of Kaynar Femipari; and

          (ix) Investments in the Borrower's Subsidiaries (other than those permitted by CLAUSES (iv), (vii) and (viii)) in existence, and in the unrecovered amounts, on the Amendment and Restatement Effective Date.

          8.05. ACCOMMODATION OBLIGATIONS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

          (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (ii)  Permitted Existing Accommodation Obligations;

          (iii)  Accommodation Obligations arising under the Loan
     Documents; and

          (iv) Accommodation Obligations of Recoil Holdings and Recoil Australia Holdings arising under the RCL Loan Documents.

          8.06. RESTRICTED JUNIOR PAYMENTS. Neither the Borrower nor any of its Subsidiaries shall declare or make any Restricted Junior Payment, except for:

          (i) dividends or distributions to the Borrower on the Capital Stock of any of its wholly-owned Subsidiaries; and

          (ii) for so long as no Event of Default has occurred and is continuing, dividends or distributions to the Parent on the Capital Stock of the Borrower which, together with the principal amount of intercompany loans from the Borrower to the Parent permitted under
     SECTION 8.04(v), shall not exceed an aggregate amount of $600,000 in any Fiscal Year, PROVIDED, that such intercompany loans, dividends or distributions shall be made by the Borrower solely to enable the Parent to pay (A) operating expenses of the Parent in an amount not to exceed $50,000 in any fiscal year of the Parent, (B) accrued interest on the "Term Loans" under (and as defined in) the Parent Loan Agreement or the PIK Dividend Notes (including, without limitation, that portion of the principal amount of the "Initial Term Loan" under (and as defined in) the Parent Loan Agreement or the PIK Dividend Notes attributable to interest which has been capitalized in accordance with the Parent Loan Agreement or the PIK Dividend Note Agreement, as applicable) and (C) if and only if all accrued interest on such Term Loans and the PIK Dividend Notes (including, without limitation, that portion of the principal amount of such Initial Term Loan or the PIK Dividend Notes attributable to interest which has been capitalized in accordance with the Parent Loan Agreement or the PIK Dividend Note Agreement, as applicable) as of the then most recent date on which interest on any such Term Loans or the PIK Dividend Notes is payable has been (or will concurrently therewith) paid in full in cash, dividends or distributions on the preferred stock of the Parent.

          8.07. CONDUCT OF BUSINESS. Neither the Borrower nor any of its Subsidiaries shall engage in any business other than (i) the businesses engaged in by AFS on the Initial Closing Date, (ii) the businesses engaged in by Recoil Australia and its Subsidiaries on the Amendment and Restatement Effective Date and (iii) any business or activities which are substantially similar, related or incidental thereto; PROVIDED, HOWEVER, that Recoil Holdings and Recoil Australia Holdings shall not engage in any business other than the holding of the Capital Stock of RCL and, in the case of Recoil Holdings, one share of the Capital Stock of Recoil Belgium.

          8.08. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Borrower or the Parent, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that are less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this SECTION 8.08 shall prohibit (i) any transaction expressly permitted by SECTIONS 8.01, 8.05 or 8.06; (ii) increases in compensation and benefits for officers and employees of the Borrower or any of its Subsidiaries which are customary in the industry or consistent with the past business practice of the Borrower or such Subsidiary, PROVIDED, that no Event of Default or Potential Event of Default has occurred and is continuing;
(iii) payment of customary directors' fees and indemnities; (iv) performance of any obligations arising under the Transaction Documents; or (v) transactions between the Borrower and the Parent or the Borrower and any of its Subsidiaries, PROVIDED that no Event of Default or Potential Event of Default results therefrom.

          8.09. RESTRICTION ON FUNDAMENTAL CHANGES. Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or Property, whether now or hereafter acquired, except for (i) transactions permitted under SECTION 8.02 or SECTION
8.16 and (ii) a merger of Recoil Holdings and Recoil Australia Holdings, PROVIDED that such merger will not result in any adverse tax consequences to Recoil Holdings, Recoil Australia Holdings, RCL or the Lender.

          8.10. SALES AND LEASEBACKS. Neither the Borrower nor any of its Subsidiaries shall become liable, directly, by assumption or by Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease.

          8.11.  ERISA.  The Borrower shall not:

          (i) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

          (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue
     Code), with respect to any Benefit Plan, whether or not waived;

          (iii) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (iv) establish, maintain or otherwise become liable with respect to, or permit any ERISA Affiliate to establish, maintain or otherwise become liable with respect to, any Benefit Plan;

          (v) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate is required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

          (vi) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

          (vii) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

          (viii) permit any unfunded liabilities with respect to any Foreign Pension Plan; or

          (ix) fail, or permit any of its Subsidiaries or ERISA Affiliates to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment.

          8.12. ISSUANCE OF CAPITAL STOCK. Neither the Borrower nor any of its Subsidiaries shall issue any Capital Stock to any Person except for the Capital Stock issued by such Persons as of the Amendment and Restatement Effective Date.

          8.13. ORGANIZATIONAL DOCUMENTS. Neither the Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the date hereof.

          8.14. BANK ACCOUNTS. Neither the Borrower nor any of its Subsidiaries shall open or maintain any deposit account with any Person unless
(i) such Person is a bank or financial institution reasonably acceptable to the Lender, (ii) such Person has executed a Collection Account Agreement with respect to such deposit account, and (iii) SCHEDULE 1.01.1 reflects (or shall have been amended to reflect) such Person as a Collection Account Bank and such deposit account as a Collection Account under this Agreement.

          8.15. FISCAL YEAR. Neither the Borrower nor any of its consolidated Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

          8.16. SUBSIDIARIES. (a) Within 180 days after the Amendment and Restatement Effective Date, the Borrower shall have caused Recoil U.K. to merge with, or transfer all of its assets to, Kaynar U.K. or shall have taken, and shall have caused Kaynar U.K. and Recoil U.K. to have taken, all actions requested by the Lender in order for Kaynar U.K. to pledge to the Lender, and to register and otherwise perfect such pledge of, the Capital Stock of Recoil U.K. in accordance with the laws of England and Wales.

          (b) The Borrower shall not, and shall cause Kaynar International and Recoil Belgium not to, increase the value of any such Subsidiary's assets by more than 25% of the value of such Subsidiary as of the Amendment and Restatement Effective

Date unless the Borrower shall have taken, and shall have caused such Subsidiaries to have taken, all actions requested by the Lender to register and otherwise perfect the Lender's security interest in 65% of the Capital Stock of such Subsidiaries evidenced by the Pledge Agreement under the laws of Barbados, Belgium and France, respectively.

          (c) The Borrower shall not, and shall cause Kaynar Femipari not to, allow the value of Kaynar Femipari's assets to exceed $500,000 at any time unless the Borrower shall have taken, and shall have caused Kaynar Femipari to have taken, all actions requested by the Lender to register and otherwise perfect the Lender's security interest in 65% of the Capital Stock of Kaynar Femipari evidenced by the Pledge Agreement under the laws of Hungary.

          (d) The Borrower shall not, and shall cause Recoil Holdings and Recoil Australia Holdings not to, engage in any business other than the holding of the Capital Stock of RCL and, in the case of Recoil Holdings, one share of the Capital Stock of Recoil Belgium.

          (e) The Borrower shall not create any Subsidiaries other than Kaynar Femipari, Kaynar International, Kaynar U.K., Recoil Australia Holdings, Recoil Belgium, Recoil Holdings and Recoil U.K.


                                   ARTICLE IX
                               FINANCIAL COVENANTS

          The Borrower covenants and agrees that so long as any Obligations are outstanding (other than indemnities not yet due), unless the Lender shall otherwise give prior written consent thereto:

          9.01. CONSOLIDATED CASH FLOW. Consolidated Cash Flow, as determined as of each date set out below for the 12-month period ending on such date, shall not be less than the amount set out below opposite such date:

              Date               Minimum Amount
              ----               --------------
          June 30, 1996            $8,000,000
          September 30, 1996       $8,000,000
          December 31, 1996        $8,000,000
          March 31, 1997           $9,000,000
          June 30, 1997            $9,000,000
          September 30, 1997       $9,000,000
          December 31, 1997        $9,000,000
          March 31, 1998          $10,000,000
          June 30, 1998           $10,000,000
          September 30, 1998      $10,000,000
          December 31, 1998       $10,000,000

          9.02. CONSOLIDATED INTEREST COVERAGE RATIO. The Consolidated Interest Coverage Ratio, as determined as of each date set out below for the 12-month period ending on such date, shall not be less than the amount set out below opposite such date:

               Date                Minimum Ratio
               ----                -------------
          June 30, 1996              2.50 to 1
          September 30, 1996         2.50 to 1
          December 31, 1996          2.75 to 1
          March 31, 1997             2.75 to 1
          June 30, 1997              2.75 to 1
          September 30, 1997         2.75 to 1
          December 31, 1997          2.75 to 1
          March 31, 1998             3.00 to 1
          June 30, 1998              3.00 to 1
          September 30, 1998         3.00 to 1
          December 31, 1998          3.00 to 1

          9.03. CONSOLIDATED TOTAL FUNDED INDEBTEDNESS COVERAGE RATIO. The Consolidated Total Funded Indebtedness Coverage Ratio, as determined as of each date set out below for the twelve month period ending on such date, shall not be greater than the ratio set out below opposite such date:

               Date                Maximum Ratio
               ----                -------------
          June 30, 1996               4.5 to 1
          September 30, 1996          4.5 to 1
          December 31, 1996           3.5 to 1
          March 31, 1997              3.5 to 1
          June 30, 1997               3.5 to 1
          September 30, 1997          3.5 to 1
          December 31, 1997           3.5 to 1
          March 31, 1998              3.5 to 1
          June 30, 1998               3.5 to 1
          September 30, 1998          3.5 to 1
          December 31, 1998           3.5 to 1

          9.04. NET WORKING CAPITAL TO SENIOR INDEBTEDNESS RATIO. The Net Working Capital to Senior Indebtedness Ratio, as determined as of the end of each fiscal quarter set out below, shall not be less than the ratio set out below opposite such Fiscal Year:

          Fiscal Year              Minimum Ratio
          -----------              -------------
             1996                     0.60 to 1
             1997                     0.65 to 1
             1998                     0.70 to 1

          9.05. CAPITAL EXPENDITURES. The Borrower shall not make or incur, and shall not permit any of its Subsidiaries to make or incur, Capital Expenditures in any Fiscal Year set out below in an aggregate amount greater than the amount set out below opposite such Fiscal Year:

          Fiscal Year            Maximum Amount
          -----------            --------------
             1996                  $4,500,000
             1997                  $3,500,000
             1998                  $3,500,000

PROVIDED, HOWEVER, that solely for purposes of calculating compliance with this
SECTION 9.05, (a) the amount of Capital Expenditures made or incurred by the Borrower and its Subsidiaries in any Fiscal Year shall not include Capital Expenditures made or incurred in such Fiscal Year as a direct result of (i) the Borrower's or any of its Subsidiaries' response to any Release of a Contaminant,
(ii) any Remedial Action taken by the Borrower or any of its Subsidiaries or
(iii) any efforts or activities of the Borrower or any of its Subsidiaries to comply with any Environmental Law, or (b) the amount of Capital Expenditures made or incurred by the Borrower and its Subsidiaries in Fiscal Year 1996 shall not include Capital Expenditures directly resulting from the Recoil Acquisition.


                                    ARTICLE X
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          10.01. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default under this Agreement:

          (a) FAILURE TO MAKE PAYMENTS WHEN DUE. The Borrower shall fail to pay when due any of the Obligations.

          (b) BREACH OF CERTAIN COVENANTS. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under SECTIONS 6.08, 7.01, and 7.06, ARTICLE VIII or ARTICLE IX.

          (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by the Borrower to the Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

          (d) OTHER DEFAULTS. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by PARAGRAPHS (a), (b) or (c) of this SECTION 10.01) or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for fifteen (15) days after the

Borrower has knowledge of the default or, if earlier, receipt by the Borrower of a notice of the default from the Lender.

          (e) DEFAULT AS TO OTHER INDEBTEDNESS; OPERATING LEASES; PARENT AGREEMENTS. The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than an Obligation) having a principal amount in excess of $100,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or any "Event of Default" under (and as defined in) the RCL Loan Agreement or either of the Parent Agreements has occurred and is continuing.

          (f)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) An involuntary case shall be commenced against the Borrower or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the board of directors of the Borrower or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries or over all or a substantial part of the Property of the Borrower or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries or of all or a substantial part of the Property of the Borrower or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of the Borrower or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the board of directors of the Borrower or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The Borrower or any of its Subsidiaries of the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or the Borrower or any of its Subsidiaries of the Borrower shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

          (h) JUDGMENTS AND ATTACHMENTS. Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries of the Borrower or any of their respective assets involving in any case an amount in excess of $500,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

          (i) DISSOLUTION. Any order, judgment or decree shall be entered against the Borrower or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower or any of its Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

          (j) LOAN DOCUMENTS; FAILURE OF SECURITY. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect or the Borrower or any of its Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or the Borrower or any such Subsidiary seeks to render such Liens, invalid and unperfected, or (ii) Liens in favor of the Lender contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents.

          (k) TERMINATION EVENT. Any Termination Event occurs which the Lender believes could reasonably be expected to subject either the Borrower or any ERISA Affiliate to liability in excess of $250,000.

          (l) WAIVER APPLICATION. The plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Lender believes that the substantial business hardship upon which the application for the waiver is based could subject either the Borrower or any ERISA Affiliate to liability in excess of $250,000.

          (m) SUSPENSIONS, DEBARMENT. Any suspension or debarment with respect to Government Contracts is imposed on the Borrower, any of its Subsidiaries or any of their respective directors, officers, employees, consultants or agents.

          (n) MATERIAL ADVERSE CHANGE. An event shall exist which has a Material Adverse Effect.

          An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with SECTION 11.05.

          10.02.  RIGHTS AND REMEDIES.

          (a) ACCELERATION AND TERMINATION. Upon the occurrence of any Event of Default described in SECTIONS 10.01(f) or 10.01(g), the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Lender may, by written notice to the Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of the Lender to make any Loan hereunder or issue, or cause the issuance of, any Letter of Credit not then issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

          (b) DEPOSIT FOR LETTERS OF CREDIT. In addition, after the occurrence and during the continuance of an Event of Default, the Borrower shall, promptly upon demand by the Lender, deliver to the Lender, cash for deposit in an account designated by the Lender, together with the execution and delivery of such documents and instruments as the Lender may request in order to perfect or protect the Lender's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations. Any amounts so delivered to the Lender which are not applied to the Letter of Credit Obligations shall, after the expiration of all Letters of Credit issued pursuant to this Agreement, be returned to the Borrower.

          (c) DEFAULT RATE OF INTEREST. In addition to any other remedies available to the Lender after the occurrence of an Event of Default, the Lender shall be entitled to receive interest on the Obligations at the default rate in accordance with SECTION 2.04(c).

          (d) ENFORCEMENT. The Borrower acknowledges that in the event the Borrower or any of its Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Lender; therefore, the Borrower agrees that the Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.


                                   ARTICLE XI
                                  MISCELLANEOUS

          11.01. EXPENSES. The Borrower agrees upon demand to pay, or reimburse the Lender for, all of the Lender's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Sidley & Austin, local and foreign legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Lender in connection with (a) the preparation, negotiation and execution of this Agreement and the Loan Documents and any amendments, consents, waivers, assignments, restatements, or supplements to any of the same; (b) the Lender's periodic audits of the Borrower and its Subsidiaries after the Initial Closing Date; (c) the protection of the Liens under the Loan Documents after the Initial Closing Date (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (d) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Lender's rights and responsibilities under this Agreement and the other Loan Documents; (e) the protection, collection or enforcement of any of the Obligations or Loan Documents or any security therefor or exercising or enforcing any other right or remedy available to the Lender under the Loan Documents; (f) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, the Borrower, any of its Subsidiaries, this Agreement or any of the other Transaction Documents; (g) the response to, and preparation for, any subpoena or request for document production with which the Lender is served or deposition or other proceeding in which the Lender is called to testify, in each case, relating in any way to the Obligations, the Property, the Borrower, any of its Subsidiaries, this Agreement or any of the other Transaction Documents; (h) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (i) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in CLAUSES (e) through (h) above.

          11.02. INDEMNITY. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Lender and each of its officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE IV) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the fees and disbursements of counsel or consulting firms for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (a) this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto or to the Purchase, the Recoil Acquisition, the making of the Loans or the issuing, or causing the issuance of, Letters of Credit, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit, or any of the other transactions contemplated by the Transaction Documents, or (b) any Liabilities and Costs under Environmental Laws arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental condition of any Property, the presence of asbestos-containing materials at any Property or the Release or threatened Release of any Contaminant (collectively, the "Indemnified Matters"); PROVIDED, HOWEVER, that the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of the Indemnitee (or any other Indemnitee whose willful misconduct or grossly negligent acts were authorized by the Indemnitee claiming indemnification hereunder), as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

          11.03. CHANGE IN ACCOUNTING PRINCIPLES. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in SECTION 6.01 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in ARTICLE VIII and ARTICLE IX, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Lender and the Borrower, to so reflect such change in accounting principles.

          11.04. SETOFF. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized by the Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to the Lender, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (a) the Lender shall have made any demand hereunder or (b) the Lender shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by ARTICLE X and even though such Obligations may be contingent or unmatured.

          11.05. AMENDMENTS AND WAIVERS. Unless otherwise provided in this Agreement, no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Lender and the Borrower, and no termination or waiver of any provision of this Agreement, or consent to any departure by the Borrower therefrom, shall be effective without the written concurrence of the Lender, which the Lender shall have the right to grant or withhold in its sole discretion. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          11.06. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this SECTION 11.06) shall be as follows:

          (a)  If to the Lender, at:

                    General Electric Capital Corporation
                    201 High Ridge Road
                    Stamford, CT 06927
                    Attention:  Murry Stegelmann
                    Telecopier No. (203) 316-7894

               with copies to:

                    General Electric Capital Corporation
                    201 High Ridge Road
                    Stamford, CT  06927
                    Attention: Corporate Finance Group
                               Department Counsel
                    Telecopier No. (203) 316-7889

               and

                    Sidley & Austin
                    555 West Fifth Street
                    Los Angeles, California  90013-1010
                    Attention:  Edward D. Eddy, III, Esq.
                    Telecopier No. (213) 896-6600

          (b)  If to the Borrower, at:

                    Kaynar Technologies Inc.
                    800 South State College Blvd.
                    Fullerton, California 92634-3001
                    Attention: David A. Werner
                    Telecopier No. (714) 680-3153

               with a copy to:

                    O'Melveny & Myers LLP
                    400 South Hope Street
                    Los Angeles, California 90071
                    Attn: C. James Levin, Esq.
                    Telecopier No. (213) 669-6407

PROVIDED, that the Lender or the Borrower shall have the right to change any of the above-listed addresses by properly addressed and delivered notice to the other party.

          11.07. SURVIVAL OF WARRANTIES AND AGREEMENTS. All representations and warranties made herein and all obligations of the Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit, and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Lender may have come into possession or control of any of the Borrower's or its Subsidiaries' Property.

          11.08. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

          11.09. MARSHALLING; PAYMENTS SET ASIDE. The Lender shall be under no obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Lender or the Lender receives payment from the proceeds of the Collateral or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          11.10. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          11.11. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

          11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          11.13. LIMITATION OF LIABILITY. No claim may be made by the Borrower or the Lender or any other Person against the Borrower, the Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower and the Lender hereby waive, release and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          11.14. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lender. The Lender may assign all or any part of its rights and obligations under this Agreement and the other Loan Documents to any Person upon thirty (30) days' prior written notice to (but without the consent of) the Borrower, it being agreed and understood that the Lender's right to assign its interests under this Agreement and the other Loan Documents shall be independent of any right of assignment in favor of the Lender with respect to any other agreement, document or instrument to which it is a party. The rights hereunder of the Borrower, or any interest therein, may not be assigned without the written consent of the Lender.

          11.15.  CERTAIN CONSENTS AND WAIVERS OF THE BORROWER.

          (a) PERSONAL JURISDICTION. (i) THE LENDER AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY CALIFORNIA STATE COURT OR FEDERAL COURT SITTING IN LOS ANGELES, CALIFORNIA, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWER IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH

COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. THE LENDER AND THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (ii) THE BORROWER AGREES THAT THE LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION WHICH IS NECESSARY OR DESIRABLE TO ENABLE THE LENDER TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE LENDER. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE LENDER TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

          (b) SERVICE OF PROCESS. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

          (C) WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWER IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          11.16. COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower and the Lender as of the date when all of the conditions set forth in SECTION 4.01 have been satisfied or duly waived in accordance with SECTION 11.05 (the "Amendment and Restatement Effective Date"). Subject to the provisions of this Agreement (including, without limitation, the preliminary statements hereto), this Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan
Document, this Agreement shall govern.

          11.17. CONFIDENTIALITY. The Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with the Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this SECTION 11.17. In no event shall the Lender be obligated or required to return any materials furnished by the Borrower; PROVIDED, HOWEVER, that each offeree shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrower in connection with this Agreement. Any and all confidentiality agreements entered into between the Lender and the Borrower shall survive the execution of this Agreement.

          11.18. NO NOVATION. This Agreement is an amendment and restatement of the Existing Credit Agreement. The parties hereto hereby acknowledge and agree that (a) the Term Note delivered by the Borrower to the Lender on the Amendment and Restatement Effective Date is given in renewal of and rearrangement and substitution, but not in payment, for the "Term Note" (as defined in the Existing Credit Agreement) (b) the "Revolving Credit Note" (as defined in the Existing Credit Agreement) is the same instrument as the Revolving Credit Note referred to in this Agreement and (c) this Agreement and the delivery of the substitute Term Note pursuant hereto are in no way intended to constitute a novation of the Existing Credit Agreement, such "Term Note," such "Revolving Credit Note" or the outstanding principal amount of the Indebtedness evidenced by any of them.

                   [THE FOLLOWING PAGE IS THE SIGNATURE PAGE]

          11.19. ENTIRE AGREEMENT. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and all prior agreements and understandings, written and oral, relating to the subject matter hereof.



          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.



BORROWER:                          KAYNAR TECHNOLOGIES INC.
--------


                                   By /s/ D.A. Werner
                                     --------------------------------
                                     Name:  David A. Werner
                                     Title: Vice President



LENDER:                            GENERAL ELECTRIC CAPITAL CORPORATION
------


                                   By /s/ P.C. Keenoy
                                     --------------------------------
                                     Name:  Peter C. Keenoy
                                     Title: Managing Director